UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934

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EMCORE CORPORATION
(Name of Registrant as Specified in its Charter)

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EMCORE CORPORATION
10420 Research Road, SE
Albuquerque, New Mexico 87123

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON FRIDAY, MAY 21, 2010

Important Notice Regarding the Availability of Proxy Materials
For the Shareholder Meeting to Be Held on May 21, 2010

The Proxy Statement and 2009 Annual Report are available at http://materials.proxyvote.com/290846.

To our Shareholders:

The 2010 Annual Meeting of Shareholders (the “Annual Meeting”) of EMCORE Corporation (the “Company”) will be held at 10:00 A.M. local time on Friday, May 21, 2010, at the Albuquerque Marriott Hotel, 2101 Louisiana Blvd. NE, Albuquerque, New Mexico 87110, for the following purposes:

(1)	To elect three (3) members to the Company’s Board of Directors;
(2)	To ratify the selection of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2010;
(3)	To approve the adoption of the EMCORE Corporation 2010 Equity Incentive Plan and authorize the reservation of 4,000,000 shares of the Company’s common stock for issuance under such plan; and
(4)	To transact such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

The Board of Directors has fixed the close of business on April 2, 2010 as the record date for determining those shareholders entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof. Whether or not you expect to be present, please vote and submit your proxy as promptly as possible in order to assure the presence of a quorum.  You may vote by telephone, internet or mail.  If you vote by telephone or internet, you do not have to send a proxy card via the mail.

By Order of the Board of Directors,
/s/ Keith J. Kosco
Keith J. Kosco, Esq.
Secretary

April 9, 2010
Albuquerque, New Mexico

THIS IS AN IMPORTANT MEETING AND ALL SHAREHOLDERS ARE INVITED TO ATTEND THE MEETING IN PERSON. ALL SHAREHOLDERS OF RECORD AS OF THE CLOSE OF BUSINESS ON APRIL 2, 2010 ARE RESPECTFULLY URGED TO VOTE AND SUBMIT A PROXY AS PROMPTLY AS POSSIBLE. SHAREHOLDERS WHO EXECUTE A PROXY MAY NEVERTHELESS ATTEND THE ANNUAL MEETING, REVOKE THEIR PROXY, AND VOTE THEIR SHARES IN PERSON.

EMCORE CORPORATION
PROXY STATEMENT

EMCORE CORPORATION
10420 Research Road, SE
Albuquerque, New Mexico 87123

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

MAY 21, 2010

This Proxy Statement is being furnished to shareholders of record of EMCORE Corporation (“EMCORE”, “Company”, “we”, or “us”) as of the close of business on April 2, 2010, in connection with the solicitation on behalf of the Board of Directors of EMCORE of proxies for use at the 2010 Annual Meeting of Shareholders (the “Annual Meeting”) to be held at 10:00 A.M. local time, on May 21, 2010, at the Albuquerque Marriott Hotel, 2101 Louisiana Blvd., NE, Albuquerque, New Mexico 87110, or at any adjournments or postponements thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. This Proxy Statement and the related proxy materials are first being made available to shareholders beginning on or about April 9, 2010. Shareholders should review the information provided herein in conjunction with the Company’s 2009 Annual Report to Shareholders. The Company’s principal executive office is located at 10420 Research Road, SE, Albuquerque, New Mexico 87123. The Company’s main telephone number is (505) 332-5000. The Company’s principal executive officers may be reached at the foregoing business address and telephone number.

INTERNET AVAILABILITY OF PROXY MATERIALS

This year, the Company has elected to furnish its proxy materials over the internet rather than mailing paper copies of those materials.  On or about April 9, 2010, the Company mailed to shareholders a Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”) directing shareholders to a website where they can access this Proxy Statement and the Company’s 2009 Annual Report and view instructions on how to submit a proxy via the internet or by touch-tone telephone.  If shareholders wish to receive a paper copy of the Company’s proxy materials, please follow the instructions included in the Notice of Internet Availability.

INFORMATION CONCERNING PROXY

The accompanying proxy is solicited on behalf of the Company’s Board of Directors. The giving of a proxy does not preclude the right to vote in person should any shareholder giving the proxy so desire. Shareholders have an unconditional right to revoke their proxy at any time prior to the exercise thereof, either in person at the Annual Meeting or by filing with the Company’s Secretary at the Company’s headquarters a written revocation or duly executed proxy bearing a later date; however, no such revocation will be effective until written notice of the revocation is received by the Company at or prior to the Annual Meeting.

The cost of preparing and making available this Proxy Statement, the Notice of Annual Meeting of Shareholders, and the proxy is borne by the Company. In addition to the use of internet, employees of the Company may solicit proxies personally and by telephone. The Company’s employees will receive no compensation for soliciting proxies other than their regular salaries. The Company may request banks, brokers and other custodians, nominees, and fiduciaries to forward copies of the proxy material to their principals and to request authority for the execution of proxies. The Company may reimburse such persons for their expenses in so doing.

PURPOSES OF THE MEETING

At the Annual Meeting, the Company’s shareholders will consider and vote upon the following matters:

(1)	To elect three (3) members to the Company’s Board of Directors;
(2)	To ratify the selection of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2010;
(3)	To approve the adoption of the EMCORE Corporation 2010 Equity Incentive Plan and authorize the reservation of 4,000,000 shares of the Company’s common stock for issuance under such plan; and
(4)	To transact such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

Unless contrary instructions are indicated on the accompanying proxy, all shares represented by valid proxies received pursuant to this solicitation (and that have not been revoked in accordance with the procedures set forth above) will be voted: (1) FOR the election of the nominees for director named below; (2) FOR ratification of the Company’s independent registered public accounting firm named above; (3) FOR the adoption of the EMCORE Corporation 2010 Equity Incentive Plan and (4) by the proxies in their discretion upon any other proposals as may properly come before the Annual Meeting. In the event a shareholder specifies a different choice by means of the accompanying proxy, such shareholder’s shares will be voted in accordance with the specification so made.

OUTSTANDING VOTING SECURITIES AND VOTING RIGHTS

As of the close of business on April 2, 2010 (the “Record Date”), the Company had 84,000,256 shares of no par value common stock (“Common Stock”) issued and outstanding. Each shareholder of record on the Record Date is entitled to one vote on all matters presented at the Annual Meeting for each share of Common Stock held by such shareholder. The presence, either in person or by properly executed proxy, of the holders of the majority of the shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting. Attendance at the Annual Meeting will be limited to shareholders as of the Record Date, their authorized representatives, and guests of the Company.

If your shares of Common Stock are registered directly in your name with the Company’s transfer agent, American Stock Transfer & Trust Company, as of the Record Date, you may vote:

(1)	By Internet: Go to www.proxyvote.com and follow the instructions;
(2)	By Telephone: Call toll-free to 1-800-690-6903 and follow the instructions;
(3)	By Mail: If you request a copy of the proxy materials by mail, complete, sign, date and return your proxy card in the envelope supplied to you with written proxy materials; or
(4)	In Person: Attend the Annual Meeting and vote by ballot.

If your shares are held by a bank, broker or other holder of record, you are a beneficial owner of those shares rather than a shareholder of record.  If you are a beneficial owner, your bank, broker or other holder of record will forward the proxy materials to you.  As a beneficial owner, you have the right to direct your bank, broker or other holder of record how to vote your shares by following the voting instructions provided by your bank, broker or other holder of record.  Please refer to the proxy materials forwarded by your bank, broker or other holder of record to see if the voting options described above are available to you.  Please note that if your shares of Common Stock are held by a bank, broker or other holder of record and you wish to vote at the Annual Meeting, you must present proof of ownership of the Company’s Common Stock as of the Record Date before you will be permitted to vote in person.

You may use the internet or any touch-tone telephone to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m., Eastern Time, on Thursday, May 20, 2010.  Your proxy, whether submitted by telephone, via the internet or by mail, may nevertheless be revoked at any time prior to the voting thereof at your discretion either by a written notice of revocation received by the person or persons named therein or by voting the shares covered thereby in person or by another proxy dated subsequent to the date thereof.

The vote required for approval of each of the proposals before the shareholders at the Annual Meeting is as follows:

Proposal 1
(Election of Directors) Each nominee for director will be elected by a plurality of the votes cast in person or by proxy at the Annual Meeting.  Each shareholder may vote for or withhold such vote from any or all nominees.  The nominees who receive the most votes that are properly cast at the Annual Meeting will be elected.

Proposal 2	(Ratification of the Appointment of Independent Registered Public Accounting Firm), and

Proposal 3	(Approval of the Adoption of the EMCORE Corporation 2010 Equity Incentive Plan).

The approval of proposals 2 and 3 requires an affirmative vote of a majority of shares present in person or represented by proxy and entitled to vote at the Annual Meeting. Each shareholder may vote for, vote against or abstain from voting on each of these proposals. Abstentions and broker non-votes are not counted as votes cast and will have no effect on the outcome of the vote for each proposal.

PROPOSAL I:
ELECTION OF DIRECTORS

Pursuant to EMCORE’s Restated Certificate of Incorporation, the Board of Directors of EMCORE is divided into three classes as set forth in the following table. The directors in each class hold office for staggered terms of three years. The Class B directors, Messrs. Scott, Hou and McCorkle are each being proposed for a three-year term (expiring in 2013) at this Annual Meeting. Messrs. Scott and Hou were re-elected in 2007 for a term that expires in 2010, and Mr. McCorkle was elected to the Board of Directors in December 2009 by the Board of Directors as a Class B director in order to fill a vacancy.

The shares represented by proxies will be voted, unless otherwise specified, in favor of the nominees for the Board of Directors named below. If, as a result of circumstances not known or unforeseen, any such nominee shall be unavailable to serve as director, proxies will be voted for the election of such other person as the Board of Directors may select.

The following table sets forth certain information regarding the members of and nominees for the Board of Directors:

Name and Other Information	Age	Class and Year in Which Term Will Expire	Principal Occupation	Served as Director Since

NOMINEES FOR ELECTION AT THE ANNUAL MEETING

Charles T. Scott (1) (2) (3) (4)	60	Class B	Chairman of William Hill plc	1998
		2010

Hong Q. Hou, Ph.D.	45	Class B	Chief Executive Officer, EMCORE Corporation	2006
		2010

Sherman McCorkle (4)	66	Class B	President and Chief Executive Officer, Technology Ventures Corporation	2009
		2010

DIRECTORS WHOSE TERMS CONTINUE

Thomas J. Russell, Ph.D. (2) (4)	78	Class A	Chairman Emeritus of the Board, EMCORE Corporation	1995
		2011

Reuben F. Richards, Jr.	54	Class A	Executive Chairman, Chairman of the Board, EMCORE Corporation	1995
		2011

Robert Bogomolny (1) (3) (4)	71	Class A	President, University of Baltimore	2002
		2011

John Gillen (1) (2) (3)(4)	68	Class C	Partner, Gillen and Johnson, P.A., Certified Public Accountants	2003
		2012

(1)	Member of Audit Committee.
(2)	Member of Nominating Committee.
(3)	Member of Compensation Committee.
(4)	Determined by the Board of Directors to be an independent director according to the rules of The NASDAQ Stock Market (“NASDAQ”).

DIRECTORS AND EXECUTIVE OFFICERS

Set forth below is certain information with respect to the nominees for the office of director and other directors and executive officers of EMCORE.

THOMAS J. RUSSELL, Ph.D., 78, has been a director of the Company since May 1995 and was elected Chairman of the Board on December 6, 1996. In March 2008, Dr. Russell was named Chairman Emeritus.  Dr. Russell founded Bio/Dynamics, Inc. in 1961 and managed the company until its acquisition by IMS International in 1973, following which he served as President of that company’s Life Sciences Division. From 1984 until 1988, he served as director, then as Chairman of IMS International until its acquisition by Dun & Bradstreet in 1988. From 1988 to 1992, he served as Chairman of Applied Biosciences, Inc., and was a director until 1996. In 1990, Dr. Russell was appointed as a director of Saatchi & Saatchi plc (now Cordiant plc), and served on that board until 1997. He served as a director of Adidas-Salomon AG from 1994 to 2001. He also served on the board of LD COM Networks until 2004. He holds a Ph.D. in physiology and biochemistry from Rutgers University.

REUBEN F. RICHARDS, JR., 54, has been a director since May 1995 and Chairman of the Board of Directors and the Company’s Executive Chairman since March 2008.  Mr. Richards joined the Company in October 1995 and served in various executive capacities.  Mr. Richards previously served as the Company’s Chief Executive Officer from December 1996 until March 2008. From October 1995 to December 2006, Mr. Richards served as the Company’s President. From September 1994 to December 1996, Mr. Richards was a Senior Managing Director of Jesup & Lamont Capital Markets, Inc. (an affiliate of a registered broker-dealer). From December 1994 to December 1996, he was a member and President of Jesup & Lamont Merchant Partners, L.L.C. From 1992 through 1994, Mr. Richards was a principal with Hauser, Richards & Co., a firm engaged in corporate restructuring and management turnarounds. From 1986 until 1992, Mr. Richards was a director at Prudential-Bache Capital Funding in its Investment Banking Division. Mr. Richards also served on the Board of Directors of the Company’s former joint venture, GELcore LLC, from 1998 to 2006. Mr. Richards served as a director of WorldWater & Solar Technologies Corporation from November 2006 to January 2009.

HONG Q. HOU, Ph.D., 45, has served as a director of the Company since December 2006. Dr. Hong Hou joined the Company in 1998 and has served in various executive capacities.  On March 31, 2008, Dr. Hou was named as the Chief Executive Officer.  Dr. Hou previously served as President and Chief Operating Officer of the Company from December 2006 until March 2008. Dr. Hou co-founded the Company’s Photovoltaics division, and subsequently managed the Company’s Digital Fiber Optic Products division. From 1995 to 1998, Dr. Hou was a Principal Member of Technical Staff at Sandia National Laboratories. He was a Member of Technical Staff at AT&T Bell Laboratories from 1993 to 1995. He holds a Ph.D. in Electrical Engineering from the University of California at San Diego, and a Bachelor of Science degree from Jilin University in China. He has published over 150 journal articles and holds seven U.S. patents. Dr. Hou currently serves on the Board of Directors of the Greater Albuquerque Chamber of Commerce and the Kirtland Partnership Committee. Until January 2009, Dr. Hou previously served as a director of Crystal IS, Inc., and WorldWater & Solar Technologies Corporation.

CHARLES T. SCOTT, 60, has served as a director of the Company since February 1998. Since January 1, 2004, he has served as Chairman of the Board of Directors of William Hill plc, a leading provider of bookmaking services in the United Kingdom. Prior to that, Mr. Scott served as Chairman of a number of companies, including Cordiant Communications Group plc, Saatchi & Saatchi Company plc, and Robert Walters plc.

JOHN GILLEN, 68, has served as a director of the Company since March 2003.  Mr. Gillen has been a partner in the firm of Gillen and Johnson, P.A., Certified Public Accountants since 1974. Prior to that time, Mr. Gillen was employed by the Internal Revenue Service and Peat Marwick Mitchell & Company, Certified Public Accountants (now KPMG LLP).

ROBERT BOGOMOLNY, 71, has served as a director of the Company since April 2002. Since August 2002, Mr. Bogomolny has served as President of the University of Baltimore. Prior to that, he served as Corporate Senior Vice President and General Counsel of G.D. Searle & Company, a pharmaceuticals manufacturer, from 1987 to 2001. At G.D. Searle, Mr. Bogomolny was responsible at various times for its legal, regulatory, quality control, and public affairs activities. He also led its government affairs department in Washington, D.C., and served on the Searle Executive Management Committee.

SHERMAN MCCORKLE, 66, has served as a director of the Company since December 2009. Mr. McCorkle is a native New Mexican, and has spent most of his career deeply involved in the New Mexico business community. Mr. McCorkle is Chief Executive Officer and President of Technology Ventures Corporation, positions he has held since that company's inception in 1993. Mr. McCorkle is also co-founder and Charter Director of New Mexico Bank and Trust and First Community Bank. He served as Chief Executive Officer and President of Sunwest Credit Services Corporation from 1988 to 1993. Mr. McCorkle was initially identified to the Nominating Committee of the Company’s Board of Directors as a director candidate by Dr. Hong Hou.

Non-Director Executive Officers

JOHN M. MARKOVICH, 53, joined the Company in August 2008 as Chief Financial Officer.  He has more than 20 years of executive financial management experience in assisting rapidly-growing public and private technology-based companies.  Prior to joining the Company, Mr. Markovich was Executive Vice President and Chief Financial Officer of Energy Innovations, Inc., and previous to that he served as the Chief Financial Officer of Orqis Medical Corporation, Pictos Technologies, Relera, Inc., Tickets.com, Inc., and Optical Coating Laboratories, Inc.  Earlier in his career, Mr. Markovich was Vice President and Treasurer of Western Digital Corporation and managed Citibank’s high-tech corporate banking business in Southern California.  Mr. Markovich earned an undergraduate degree in business from Miami University, an M.B.A. in finance from Michigan State University and is a graduate of Stanford University’s Financial Management Program.  Mr. Markovich is SOX certified by the Sarbanes-Oxley Institute.

KEITH J. KOSCO, ESQ., 57, joined the Company in January 2007 and serves as Chief Legal Officer and Secretary of the Company. From 2003 to 2006, Mr. Kosco served as General Counsel and Corporate Secretary of Aspire Markets, Inc. and from 2002 to 2003 served as General Counsel and Corporate Secretary of 3D Systems Corporation, a high-tech capital goods manufacturer.  From 1998 to 2001, Mr. Kosco served as Director of Mergers and Acquisitions and Assistant General Counsel of Litton Industries, Inc., a technology and defense company that was acquired by Northrop Grumman Corporation in 2001.  Mr. Kosco also has over 17 years of experience in private practice with the law firms of Squire Sanders & Dempsey and Morgan, Lewis & Bockius.  Mr. Kosco received his J.D. degree from Harvard Law School in 1979.

JOHN IANNELLI, Ph.D., 44, joined the Company in January 2003 through the acquisition of Ortel Corporation from Agere Systems and has served as Chief Technology Officer since June 2007. Prior to his current role, Dr. Iannelli was Senior Director of Engineering of EMCORE’s Broadband Fiber Optics division (Ortel).  Dr. Iannelli joined Ortel in 1995 and has led several development programs and products in the areas of analog and digital transmitters/transceivers. He has made seminal inventions in the areas of fiber optic transport in digital and broadband infrastructures. He has numerous publications and issued U.S. patents.  Dr. Iannelli holds a Ph.D. and Master of Science degree in Applied Physics from the California Institute of Technology, a Bachelor of Science degree in Physics from Rensselaer Polytechnic Institute, and a Master Degree in Business Administration from the University of Southern California.

CHRISTOPHER LAROCCA, 37, joined the Company in May 2004 as Senior Director of Business Development and Product Strategy. In May 2009, he was promoted to Chief Operating Officer.  Prior to becoming Chief Operating Officer, Mr. Larocca served as Executive Vice President and General Manager of EMCORE's Solar Photovoltaics division. Prior to that, he served as Vice President and General Manager of EMCORE’s Broadband Division since March 2007.  Between April 2001 and May 2004, he served as Vice President of GELcore, a solid-state lighting joint venture between EMCORE and General Electric. Prior to joining GELcore in 2001, Mr. Larocca held a variety of commercial and Six Sigma roles within General Electric’s Lighting division. Mr. Larocca holds a Master Degree in Business Administration from the University of Southern California and a Bachelor of Science degree in Civil Engineering from Clemson University.

RECOMMENDATION OF THE BOARD OF DIRECTORS

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE ELECTION OF THE NOMINEES LISTED ABOVE UNDER PROPOSAL I.

GOVERNANCE OF THE COMPANY

Board of Directors

The Board of Directors oversees EMCORE’s business and affairs pursuant to the New Jersey Business Corporation Act and the Company’s Restated Certificate of Incorporation and Bylaws. The Board of Directors is the ultimate decision-making body of the Company, except on matters reserved for the shareholders.

Code of Ethics

The Company has adopted a code of ethics entitled “EMCORE Corporation Code of Business Conduct and Ethics”, which is applicable to all employees, officers, and directors of EMCORE. The full text of the Code of Business Conduct and Ethics is included with the Corporate Governance information available on the Company’s website (www.emcore.com).  The Company intends to disclose any changes in or waivers from its code of ethics by posting such information on its website or by filing a Current Report on Form 8-K.

Related Person Transaction Approval Policy

The Board of Directors has adopted a written policy on the review and approval of related person transactions as defined under applicable Securities and Exchange Commission regulations. Related persons covered by the policy are executive officers, directors and director nominees, any person who is known to be a beneficial owner of more than five percent of the voting securities of the Company, any immediate family member of any of the foregoing persons or any entity in which any of the foregoing persons has or will have a direct or indirect material interest.

A related person transaction is defined by the policy as any financial or other transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness) or any series of similar transactions, arrangements or relationships in which the Company (or a subsidiary) would be a participant and the amount involved would exceed $120,000, and in which any related person would have a direct or indirect material interest. A related person will not be deemed to have a direct or indirect material interest in a transaction if the interest arises only from the position of the person as a director of another corporation or organization that is a party to the transaction or the direct or indirect ownership by such person and all the related persons, in the aggregate, of less than a 10 percent equity interest in another person (other than a partnership) which is a party to the transaction. In addition, certain interests and transactions, such as director compensation that has been approved by the Board, transactions where the rates or charges are determined by competitive bid and compensatory arrangements solely related to employment with the Company (or a subsidiary) that have been approved by the Compensation Committee, are not subject to the policy.

The Board of Directors has delegated to the Compensation Committee the responsibility for reviewing, approving and, where applicable, ratifying related person transactions. If a member of the committee has an interest in a related person transaction, then he or she will not be part of the review process.

In considering the appropriate action to be taken regarding a related person transaction, the committee or the Board (as the case may be) will consider the best interests of the Company, whether the transaction is comparable to what would be obtainable in an arms-length transaction, is fair to the Company and serves a compelling business reason, and any other factors as it deems relevant.  As a condition to approving or ratifying any related person transaction, the committee may impose whatever conditions and standards it deems appropriate, including periodic monitoring of ongoing transactions.

The Company’s Code of Business Conduct and Ethics includes the Company’s Conflicts of Interest Policy, among other policies. Directors are expected to read the Code of Business Conduct and Ethics and adhere to its provisions to the extent applicable in carrying out their duties and responsibilities as directors. The Conflicts of Interest Policy provides, among other things, that conflicts of interest exists where the interests or benefits of one person or entity conflict with the interests or benefits of the Company. The Code also provides restrictions on outside directorships, business interests and employment, receipt of gifts and entertainment and it also provides that all material violations of the Company’s Code of Business Conduct and Ethics or matters involving financial or legal misconduct will be reported to the Company’s Audit Committee on at least a quarterly basis, or more frequently depending upon the level of severity of the violation.

The Board of Directors reviews the independence of and any possible conflicts of interest of directors and director nominees at least annually. Directors are also required to disclose potential and existing related person transactions in completing Directors and Officers Questionnaires.

During fiscal 2008, the Company entered into agreements for the sale of its interests in WorldWater & Solar Technologies Corporation (now named Entech Solar, Inc.).  At the time, The Quercus Trust beneficially owned more than five percent of the Company’s Common Stock.  The Company closed these transactions during fiscal 2008 and the first two quarters of fiscal 2009 and sold its shares of WorldWater Series D Convertible Preferred Stock and warrants to The Quercus Trust, for approximately $24.4 million, which included additional consideration as a result of the termination of certain operating arrangements between the companies. Following completion of the sale, Messrs. Richards and Hou resigned their seats on the WorldWater board of directors. Except for this transaction, the Company did not engage in any other related person transaction during the fiscal year ended September 30, 2009.

Director Independence

The Board of Directors has determined that a majority of the directors are independent in compliance with the listing standards applicable to EMCORE pursuant to the rules of NASDAQ.   The Board has affirmatively determined that Messrs. Russell, Bogomolny, Scott, Gillen and McCorkle are independent under the NASDAQ rules.  In making its determination, the Board reviewed and discussed certain services provided by the accounting firm of Gillen and Johnson, P.A., in which Mr. John Gillen is a partner.   Based on a determination that the services do not fall under any of the objective tests of the NASDAQ rules and that, in the opinion of the Board, they would not interfere with Mr. Gillen’s exercise of independent judgment in carrying out the responsibilities of a director, the Board affirmatively determined that Mr. Gillen is an independent director within the requirements of the NASDAQ rules.

The relationships considered by the Board in making its determination were:

•
For each of the last three years, the accounting firm of Gillen and Johnson, P.A. has prepared the individual U.S. tax returns for Dr. Russell for a fee of approximately $2,500 per year, which was paid directly by Dr. Russell to Gillen and Johnson, P.A.

•
Until December 31, 2007, Gillen and Johnson, P.A. prepared the tax returns for Rectrix Aviation and Aerodrome Centers (“Rectrix”), a company owned by Dr. Russell, for a fee of approximately $10,000 per year, which was paid directly by Rectrix to Gillen and Johnson, P.A.

•
Since January 1, 2009, Mr. Gillen has acted as trustee of the Morningside Trust, which was established by Dr. Russell and owns approximately 2 million shares of the Company’s Common Stock for the benefit of Avery Russell, who is the daughter of Dr. Russell.  Gillen and Johnson, P.A. performed filing services for the Morningside Trust, for which it was paid a fee of $500.  Mr. Gillen was not paid any fees in connection with his service as trustee of Morningside Trust.

The Board of Directors has determined that Messrs. Richards and Hou are not independent within the meaning of the NASDAQ rules because they are both employees of the Company.

In addition to the requirements of the NASDAQ rules, the Company’s By-laws require that a majority of the Board be independent within the requirements of certain tests that are not included within the requirements of the NASDAQ rules.  The additional tests contained in the Company’s By-laws include a requirement that a director is not considered independent for purposes of the By-laws if a director has received any remuneration as an advisor or consultant to any other directors of the Company.  The Board of Directors has determined that Messrs. Russell, Bogomolny, McCorkle and Scott comprising a majority of the members of the Board of Directors, are independent directors within the meaning of the Company’s By-laws.

Messrs. Russell (chairman), Scott and Gillen serve as members of our Nominating Committee. The members of our Compensation Committee are Messrs. Gillen (chairman), Bogomolny and Scott.  Messrs. Scott (chairman), Bogomolny and Gillen serve as members of our Audit Committee.  All members of each of our Nominating Committee, Compensation Committee and Audit Committee are “independent” as defined by the NASDAQ rules.

Board Meetings and Attendance

The Board of Directors held 14 regularly scheduled and special telephonic meetings during fiscal 2009, and took other certain actions by unanimous written consent. During fiscal 2009, except for Mr. McCorkle who was elected following conclusion of fiscal 2009, all directors of the Company attended at least 75% of the aggregate meetings of the Board and committees on which they served, during their tenure on the Board.

Board Committees

Audit Committee

The Company has a separately-designated standing Audit Committee (the “Audit Committee”) established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  The Audit Committee consists of Messrs. Scott (chairman), Gillen, and Bogomolny.  Each member of the Audit Committee is currently an independent director within the meaning of NASDAQ Listing Rule 5605(a)(2).  The Board of Directors has determined that Messrs. Scott and Gillen are each Audit Committee financial experts.  A copy of the Charter of the Audit Committee is posted on the Company’s website (www.emcore.com).  The Audit Committee met 12 times in fiscal 2009.

Compensation Committee

The Compensation Committee evaluates the performance of the Executive Chairman and other officers and reviews and approves their compensation.  The Compensation Committee consists of Messrs. Gillen (chairman), Bogomolny, and Scott. A copy of the Charter of the Compensation Committee is posted on the Company’s website (www.emcore.com).   The processes and procedures for the review and approval of executive compensation are described in the Compensation Discussion and Analysis section of this Proxy Statement. In addition, the Compensation Committee has responsibility for recommending to the Board the level and form of compensation and benefits for directors. It also administers the Company’s incentive compensation plans and reviews and monitors succession plans for the Executive Chairman and the other officers.  The Compensation Committee met 10 times in fiscal 2009.

To the extent consistent with its obligations and responsibilities, the Compensation Committee may form subcommittees of one or more members of the Compensation Committee and delegate its authority to the subcommittees as it deems appropriate. In addition, the Compensation Committee has the authority to retain and terminate external advisors in connection with the discharge of its duties.

Nominating Committee

The Nominating Committee recommends new members to the Company’s Board of Directors.  The Nominating Committee consists of Messrs. Russell (chairman), Scott, and Gillen.  A copy of the Charter of the Nominating Committee is posted on the Company’s website (www.emcore.com).  The Nominating Committee did not meet in fiscal 2009.

When considering a potential director candidate, the Nominating Committee looks for demonstrated character, judgment, relevant business, functional and industry experience, and a high degree of acumen. There are no differences in the manner in which the Nominating Committee evaluates nominees for director based on whether the nominee is recommended by a shareholder. The Company does not pay any third party to identify or assist in identifying or evaluating potential nominees.

The Nominating Committee will consider suggestions from shareholders regarding possible director candidates for election in 2010. Such suggestions, together with appropriate biographical information, should be submitted to the Company’s Secretary. See the section titled “Shareholder Proposals” below under “General Matters” for details regarding the procedures and timing for the submission of such suggestions. The directors nominated in this Proxy Statement were recommended for re-election by the Board of Directors. The Board of Directors did not receive any notice of a Board of Directors nominee recommendation in connection with this Proxy Statement from any shareholder.

Board Attendance at Annual Meetings

The Company strongly encourages members of the Board of Directors to attend the Company’s Annual Meetings of Shareholders, and historically a majority have done so.  Last year, the entire Board of Directors attended the 2009 Annual Meeting of Shareholders.

 Communications with the Board

Shareholders may communicate with the Company’s Board of Directors through its Secretary by writing to the following address: Board of Directors, c/o Mr. Keith J. Kosco, Secretary, EMCORE Corporation, 10420 Research Road, SE, Albuquerque, New Mexico 87123. The Company’s Secretary will forward all correspondence to the Board of Directors, except for junk mail, mass mailings, product complaints or inquiries, job inquiries, surveys, business solicitations or advertisements, or patently offensive or otherwise inappropriate material. The Company’s Secretary may forward certain correspondence, such as product-related inquiries, elsewhere within the Company for review and possible response.

  DIRECTOR COMPENSATION FOR FISCAL YEAR 2009

The Company compensates each non-employee Director for service on the Board of Directors.  Director compensation for fiscal 2009 included the following:

Name (1)	Fees Earned or Paid in Cash ($)	Stock Awards ($)(2)	Total ($)
Thomas J. Russell, Ph.D.	4,600	7,500	12,100
Charles T. Scott	11,300	11,500	22,800
John Gillen	10,500	10,500	21,000
Robert Bogomolny	10,150	10,000	20,150

(1)
Reuben F. Richards, Jr., the Company’s Executive Chairman and Chairman of the Board, and Hong Q. Hou, Ph.D., the Company’s Chief Executive Officer, are not included in this table as they are employees of the Company and receive no compensation for their services as directors. Their compensation is disclosed in the Summary Compensation Table. Sherman McCorkle is not included in this table because he was elected to the Board of Directors following the end of the Company’s 2009 fiscal year. .

(2)
The amounts in this column reflect the dollar amounts earned under the Company’s 2007 Directors’ Stock Award Plan, payment of which is made in Common Stock of the Company. The amounts in this column also reflect the dollar amount recognized for financial statement reporting purposes in fiscal 2009, in accordance with EITF 96-18, “Accounting for Equity Instruments That are Issued to Other than Employees for Acquiring, or in Conjunction with Selling, Goods or Services.”

Pursuant to the Company’s Directors’ Stock Award Plan adopted by the shareholders at the Company’s 2007 annual meeting (the “2007 Stock Award Plan”), payments of fees are made in Common Stock of the Company payable in one issuance annually based on the closing price on The NASDAQ Global Market on the date of issuance.  Non-employee directors earn a fee in the amount of $3,500 per Board meeting attended and $500 per committee meeting attended ($1,000 for the chairman of a committee).  The Company also reimburses a non-employee director's reasonable out-of-pocket expenses incurred in connection with such Board or committee meetings. From time to time, Board members are invited to attend meetings of Board committees of which they are not members.  When this occurs, these non-committee Board members earn a committee meeting fee of $500.

The Company’s Outside Directors’ Cash Compensation Plan provides for the payment of cash compensation to non-employee directors for their participation at Board meetings, in amounts established by the Board and periodically reviewed. Each non-employee director receives a meeting fee for each meeting that he attends (including telephonic meetings, but excluding execution of unanimous written consents) of the Board. In addition, each non-employee director receives a committee meeting fee for each meeting that he attends (including telephonic meetings, but excluding execution of unanimous written consents) of a Board committee. Until changed by resolution of the Board, the meeting fee is $4,000 and the committee meeting fee is $1,500; provided that the meeting fee for special telephonic meetings (i.e., Board meetings that are not regularly scheduled and in which non-employee directors typically participate telephonically) is $750 and the committee meeting fee for such special telephonic meetings is $600. Any non-employee director who is the chairman of a committee receives an additional $750 for each meeting of the committee that he chairs, and an additional $200 for each special telephonic meeting of such committee.  On March 2, 2009, the Compensation Committee of the Board of Directors of the Company agreed to temporarily suspend the Company’s Outside Directors’ Cash Compensation Plan. Subsequently, on October 8, 2009, the Compensation Committee of the Board of Directors, in light of the Company’s improving liquidity position and business outlook, approved the full reinstatement of the Company’s Outside Directors’ Cash Compensation Plan effective as of December 8, 2009.

Based on the results of a review in fiscal year 2008 of our past director compensation practices, the Compensation Committee concluded that certain directors had not been properly compensated under the Company’s 1997 Director’s Stock Award Plan (“1997 Stock Award Plan”), which lapsed in March 2007. In May 2008, it was concluded by the Compensation Committee that in order to properly compensate the affected directors that they would be given “make-whole” cash payments in lieu of shares that should have been received under the Company’s 1997 Stock Award Plan:

Name	“Make-Whole” Cash Payment	Special Committee “Make-Whole” Cash Payment
Thomas J. Russell, Ph.D.	$45,300	$4,500
Charles T. Scott	$54,300	$2,300
John Gillen	$59,400	-
Robert Bogomolny	$29,900	$2,300

The cash payments were calculated by multiplying the number of shares that should have been awarded to the affected director by $7.51, which was the average price during the period between the 1997 Stock Award Plan lapsing and the 2007 Stock Award Plan becoming effective, during which time the Company did not have a stock award plan under which it could award shares to directors. These cash payments were paid by the Company to the affected directors in 25% increments.  In May 2008, the first such payment was made.  The second payment was made in January 2009.  The third payment was made in October 2009, and the final payment was made in November 2009. The entire Special Committee “make-whole” cash payment was paid in October 2008. These make-whole payments are not included in the Director Compensation table above as they were previously accounted for in the Company’s fiscal year 2008 and because they were previously disclosed in the Directors Compensation Table for Fiscal Year 2008 included in the Company’s Form 10-K/A filed with the SEC on January 28, 2009.

No director who is an employee of the Company receives compensation for services rendered as a director under the Outside Directors’ Cash Compensation Plan or the 2007 Stock Award Plan.

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis describes EMCORE’s executive compensation program and analyzes the compensation decisions made for the executive officers included in the Summary Compensation Table (the “Named Executive Officers”) for fiscal 2009.

Objectives and Components of the Company’s Compensation Program

EMCORE’s executive compensation program is designed to motivate executives to achieve strong financial, operational, and strategic performance and recognizes individual contributions to that performance.  Through the compensation program, the Company seeks to attract and retain talented executive officers by providing total compensation that is competitive with that of other executives employed by companies of similar size, complexity and lines of business.  The Company’s executive compensation program is also designed to link executives’ interests with shareholders’ interests by providing a portion of total compensation in the form of stock-based incentives.

The Company’s Annual Compensation Decision-Making Process

The Compensation Committee of the Board of Directors is responsible for setting and administering policies that govern EMCORE’s executive compensation program.  In October/November of each year, the Compensation Committee reviews the Company’s performance and the performance of each of the Named Executive Officers for the prior fiscal year and typically reviews market surveys and proxy statements of our peer group as well as companies that have our same Standard Industrial Classification (SIC) code and annual revenues of $500 million or less.  Based on such a review, the Compensation Committee discusses and approves any potential base salary increases related to the current fiscal year and awards annual cash incentives and stock option grants in recognition of Company and individual performance for the prior fiscal year.

After taking into consideration the difficult economic and market environment facing the Company at the end of the 2008 fiscal year, and in light of the Company's performance for fiscal 2008, the Compensation Committee determined to not make any adjustment to the Named Executive Officers’ base salaries for the 2009 fiscal year and did not adopt a bonus plan or pay any bonuses for fiscal 2009. In light of these decisions, the Compensation Committee did not require updated compensation data via market surveys or information regarding the base salaries of the executive officers of peer group companies.

In November 2009, the Compensation Committee retained a compensation consultant to provide objective advice and counsel to the Compensation Committee on all matters related to the fiscal year 2010 compensation of our Named Executive Officers and our compensation programs generally. R.D. Brown & Company has been retained by the Compensation Committee as its compensation consultant.

Base Salary

Base salaries for executives are determined based upon job responsibilities, level of experience, individual performance, and comparisons to the salaries of executives in similar positions obtained from market surveys and publicly filed proxy statements.  The goal for the base salary component is to compensate executives at a level that approximates the median salaries of individuals in comparable positions and markets. The Company’s Compensation Committee typically reviews base salary levels from peer group companies on an annual basis, and uses a target of the 50th percentile—the point at which 50% of the sample salaries are lower, when setting salaries for our Named Executive Officers. Mr. Richards, the Company’s Executive Chairman, reviews the performance of the Chief Executive Officer and the other executive officers and recommends salary increases for these individuals to the Compensation Committee.  These recommendations are advisory and are based solely on the judgment and opinion of the Company’s Executive Chairman based upon his review of the above-listed factors. In turn, the Compensation Committee independently reviews, adjusts, where appropriate, and approves the salary increases, if any, for these executive officers based upon the subjective discretion of the Compensation Committee reviewing an executive officer’s experience, responsibility and performance. With respect to each executive officer, the Compensation Committee exercises its judgment as to how to weigh an executive officer’s experience, responsibility and performance when determining any such salary increases. In executive session, the Compensation Committee reviews any salary increase for the Executive Chairman.

Because of the difficult economic and market environment facing the Company at the end of fiscal 2008, our Executive Chairman recommended to the Compensation Committee not to increase salaries for the Named Executive Officers.  Accordingly, the Compensation Committee did not discuss or approve any salary increase for the Executive Chairman.  Additionally, the Compensation Committee did not require updated compensation data via market surveys or information regarding the base salaries of the executive officers of peer group companies because of its decision not to increase any salaries for any of the Named Executive Officers.

On March 2, 2009, the Compensation Committee, at the recommendation of the Company’s Executive Management, approved a temporary base salary decrease for each of the Named Executive Officers.  The base salaries were adjusted as follows:

•	Mr. Richard’s base salary was decreased from $437,325 to $371,726.
•	Dr. Hou’s base salary was decreased from $420,000 to $357,000.
•	Mr. Markovich’s salary was decreased from $300,000 to $270,000.
•	Mr. Larocca’s base salary was decreased from $213,000 to $202,350.
•	Dr. Iannelli’s base salary was decreased from $236,250 to $224,437.

On March 20, 2009, the Compensation Committee, again at the recommendation of the Company’s Executive Management, approved a larger temporary base salary decrease for certain of the Named Executive Officers.  Base salaries were adjusted as follows:

•	Mr. Richard’s base salary was further decreased from $371,726 to $349,860.
•	Dr. Hou’s base salary was further decreased from $357,000 to $336,000.
•	Mr. Larocca’s base salary was decreased from $202,350 to $181,050.
•	Dr. Iannelli’s base salary was further decreased from $224,437 to $212,625.

Prior to being promoted as the Company’s Chief Operating Officer, Mr. Larocca served as Executive Vice President and General Manager of the Company’s Solar Photovoltaics division.  In April 2009, due to his expanding job responsibilities, Mr. Larocca received a base salary increase from $213,000 to $234,300.  However, due to the imposed temporary salary reductions mentioned above, his temporary salary at that time was only raised from $181,050 to $210,870.  In May 2009, upon his promotion to Chief Operating Officer, Mr. Larocca did not receive a base salary increase due to difficult business and economic conditions facing the Company at that time.

In light of the Company’s improving liquidity position and business outlook, on September 10, 2009, the Compensation Committee, at the recommendation of the Company’s Executive Management, approved a partial reinstatement of the annual base salaries of the Named Executive Officers.  Accordingly, effective September 27, 2009, the annual base salaries of the Named Executive Officers were as follows:

•	Mr. Richard’s base salary was increased from $349,860 to $393,592.
•	Dr. Hou’s base salary was increased from $336,000 to $378,000.
•	Mr. Markovich’s salary was increased from $270,000 to $285,000.
•	Mr. Larocca’s base salary was increased from $210,870 to $222,585.
•	Dr. Iannelli’s base salary was increased from $212,625 to $224,437.

On October 8, 2009, the Compensation Committee, in light of the Company’s improving liquidity position and business outlook, approved a full restoration of annual base salaries of the Named Executive Officers of the Company effective December 13, 2009, as follows:

•	Mr. Richard’s base salary is $437,325.
•	Dr. Hou’s base salary is $420,000.
•	Mr. Markovich’s salary is $300,000.
•	Mr. Larocca’s base salary is $234,300.
•	Dr. Iannelli’s base salary is $236,250.

Each of the base salary decreases and increases were based on the Company’s liquidity position and business outlook at the time of the salary change.

Annual Cash Incentives

Typically, EMCORE establishes a cash incentive plan each fiscal year which provides the Company’s executive officers an opportunity to receive an annual cash payment in addition to their base salaries.  The cash incentive plan is designed to place at risk a significant portion of an executive’s annual cash compensation by linking the amount of compensation that an executive can achieve under the plan with individual and Company performance.  We believe that providing annual cash incentive opportunities is a key component of maintaining a competitive executive compensation program.

Bonus incentives are discretionary and are established from time to time by the Compensation Committee with Board approval. Bonus incentives that have been offered in the past have been tied directly to the Company's annual financial performance. After taking into consideration the difficult economic and market environment facing the Company at the end of the 2008 fiscal year and in light of the Company's performance for fiscal 2008, the Compensation Committee determined not to adopt a bonus plan for fiscal year 2009, and no bonuses, discretionary or otherwise were paid to the Named Executive Officers during fiscal year 2009.

Although no bonus plan was adopted for the Company’s fiscal year 2009, in December 2009, the Company paid out bonuses which had been granted by the Compensation Committee to certain Named Executive Officers for fiscal year 2008, but which had not been paid due to the difficult economic and market environment.  The fiscal year 2008 bonuses paid by the Company were $78,719 for Mr. Richards, $75,600 for Dr. Hou, and $20,341 for Dr. Iannelli. Since Mr. Larocca was not a Named Executive Officer during fiscal year 2008, he received in December 2009 a bonus of $18,339, which was approved by Dr. Hou, as Chief Executive Officer of the Company. Since he joined the Company in August 2008, Mr. Markovich was ineligible for a fiscal year 2008 bonus.

The Compensation Committee has not approved a bonus cash incentive plan for fiscal year 2010; however, the Compensation Committee may decide to approve such a plan for fiscal year 2010 at a later date, based upon the Company’s improving financial performance or other future change in business conditions or circumstances.

Long-Term Stock-Based Incentives

Under the Company’s 2000 Stock Option Plan, which expired as of February 12, 2010, long-term equity awards consisted of stock options.  As described in greater detail under Proposal III of this Proxy Statement, the Company is seeking shareholder approval of the EMCORE Corporation 2010 Equity Incentive Plan (the “2010 Plan”), which will expand the types of long-term equity awards to include not only stock options, but also performance stock and restricted stock.  These long-term equity awards are designed to give executive officers an opportunity to acquire shares of Common Stock of the Company, to provide an incentive for the executives to continue to promote the best interests of the Company and enhance its long-term performance and to provide an incentive for executives to join and remain with the Company.  Equity awards are an effective tool for aligning the interests of our executives with the interests of our shareholders.

Stock options give an executive the right to buy a share of the Company’s Common Stock in the future at a predetermined exercise price.  The exercise price is the closing price of the Common Stock on the grant date.  New hire stock option awards vest over a five-year period while annual stock option awards vest over a four-year period.  Other supplemental stock option awards vest over a four-year period.  All options expire ten years after the grant date.  Under the 2010 Plan, no one recipient can be granted an award of options to purchase more than 500,000 shares of Common Stock in any twelve-month period.  Executives who voluntarily resign or are terminated for cause immediately forfeit all options that have not vested.  Performance stock is Common Stock of the Company that is subject to forfeiture until predetermined performance conditions have been achieved.  Restricted stock is Common Stock of the Company that is subject to forfeiture until vested.  For a more complete description of performance stock and restricted stock, please see Proposal III of this Proxy Statement.

In granting equity awards, the Compensation Committee uses its judgment and discretion and does not issue a targeted number of equity awards, but rather reviews the executive’s individual performance and the performance of the Company in the prior fiscal year to determine the appropriate value of the award at the time it is granted.  Grants of equity awards to executive officers are also based upon each officer’s relative position, responsibilities, historical and expected contributions to the Company, and the officer’s vested balance and previous equity award grants, with primary weight given to the executive officer’s relative rank and responsibilities. Initial equity award grants designed to recruit an executive officer to join the Company may be based on negotiations with the officer and with reference to historical equity grants to existing officers. In considering long-term incentives for the Named Executive Officers, the Compensation Committee considered the following business level accomplishments: profitable growth of its space photovoltaics business even in the current challenging business environment, the effects of the reductions in force and salary decreases to reduce the Company’s cost of doing business, management of working capital to improve the Company’s liquidity position, initiatives and activities for the strategic separation of the Company’s Solar and Fiber businesses, and improvement of the Company’s business performance.  The ultimate value of the award depends in large part on the future performance of our Common Stock.

In February 2009, the Compensation Committee awarded supplemental stock option grants to both Mr. Larocca and Dr. Iannelli. In connection with his promotion to Executive Vice President & General Manager of EMCORE’s Solar Photovoltaics division, Mr. Larocca was awarded a promotional grant of options to purchase 30,000 shares of our Common Stock.  Dr. Iannelli was granted options to purchase 25,000 shares of our Common Stock for fulfilling the role of interim General Manager of EMCORE’s Solar Photovoltaics division. These grants vest in four equal installments over a four-year period, with the first installment of options vesting on the one-year anniversary of the grant date and equal amounts vesting on each subsequent anniversary of the grant date.

In May 2009, in connection with his appointment as Chief Operating Officer, the Compensation Committee approved for Mr. Larocca a one-time promotional grant of options to purchase 200,000 shares of our Common Stock. This grant vests in four equal installments over a four-year period, with the first installment of options vesting on the one-year anniversary of the grant date and equal amounts vesting on each subsequent anniversary of the grant date.

In July 2009, in connection with the Company’s annual stock option retention grant plan and following consideration of individual contributions to the above-mentioned business accomplishments, and the relative rank and responsibility of each of the Named Executive Officers, the Compensation Committee approved the following stock option grant awards:

Name	Number of Stock Options
Reuben F. Richards, Jr.	200,000
Hong Q. Hou, Ph.D.	200,000
John M. Markovich	100,000
Christopher Larocca	80,000
John Iannelli, Ph.D.	100,000

These grants vest in four equal installments over a four-year period, with the first installment of options vesting on the one-year anniversary of the grant date and equal amounts vesting on each subsequent anniversary of the grant date.

In August 2008, in connection with his appointment as Chief Financial Officer, the Compensation Committee approved for Mr. Markovich a grant of options to purchase 475,000 shares of the Company’s Common Stock. Effective November 20, 2009, Mr. Markovich voluntarily forfeited all of these stock options. Mr. Markovich received no consideration in exchange for his forfeiture of these stock options.

At the time of his hire, the Company agreed that if performance metrics are met, the Company would recommend to the Compensation Committee of its Board of Directors that Mr. Markovich be granted options to purchase 125,000 shares of the Company’s Common Stock in the second calendar quarter of 2010 as a performance based award. If granted, these options would vest equally over 4 years and expire 10 years after the grant date, and the exercise price of these options would be the closing price of the Company’s Common Stock on the grant date, as determined pursuant to the Company’s 2000 Stock Option Plan.

The exercise price for each of the above-described grants of options was the closing price of the Common Stock on the grant date.

Based on our review of historical stock option granting practices in fiscal 2006, the Audit Committee concluded that, pursuant to Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations, the applicable measurement dates on certain stock options awarded differed from the grant dates previously used in accounting for such awards. Certain affected options may be deemed to have been granted with below-market exercise prices, which could have potentially subjected the affected option grantee to adverse taxation under Section 409A of the Internal Revenue Code, referred to as Section 409A.

To provide employees of the Company holding those options with an opportunity to avoid such adverse taxation, the Company commenced a special tender offer on November 19, 2008. The tender offer allowed those employees to tender options that were potentially subject to Section 409A for replacement. Following the completion of the tender offer on December 17, 2008, each tendered option was amended to increase the exercise price of the option to closing price as of the actual measurement dates that should have been used for financial accounting purposes. Accordingly, the Company entered into agreements with Dr. Hou and Dr. Iannelli since they both received discounted option grants prior to becoming Section 16 officers of the Company.  To compensate them for the increased amounts reflected in the exercise price of their amended options, the Company paid Dr. Hou $9,100 and Dr. Iannelli $1,560 in January 2009.

Company Benefits

EMCORE’s benefits are an important tool in our ability to attract and retain outstanding employees throughout the Company.  As a business matter, we weigh the benefits we need to offer to attract and retain talented employees against the benefits we can afford to pay and still remain competitive.  Benefit levels are reviewed periodically to ensure they are cost-effective and competitive and support the overall needs of Company employees.

This section describes the benefits that EMCORE provides to key executives and notes those instances when benefits for the Named Executive Officers differ from the general plan. In some instances, we also describe the programs we offer across the Company as context to specific discussions about executive benefits.

Medical, Dental, and Vision Benefits

The Company offers a standard benefits package to all of its employees, which includes medical, dental, and vision coverage.  The Named Executive Officers receive coverage at 100% whereas all other employees of the Company receive coverage ranging from 50% - 100% depending on the service performed.

Company-sponsored Retirement Plans

The EMCORE Corporation 401(k) Plan (the “401(k) Plan”) is a defined contribution plan with a 401(k) arrangement and is designed to comply with ERISA, the Internal Revenue Code of 1986, as amended (the “Code”), as well as federal and state legal requirements.  The 401(k) Plan is designed to provide retirement benefits to eligible employees of EMCORE and is administered by Prudential Financial.  Participants in the 401(k) Plan may elect to reduce compensation by a specific percentage, which is contributed to the participant’s 401(k) account on a pre-tax basis as a salary deferral.

Employees may elect to contribute to the 401(k) Plan through salary reduction up to the yearly maximum tax-deductible deferral allowed pursuant to IRS regulations.  A participant may elect to defer between 1-30% of his or her compensation per pay period.  The deferral amount will not be subject to income tax until distribution.   Each participant is able to direct his or her investment into any of the available investment options.  Participant’s contributions are vested at 100%.

EMCORE may provide a discretionary match of 50% of the first 6% of base compensation of a participant’s contribution to the 401(k) Plan and this matching contribution vests over an initial five-year period.  This matching contribution is in the form of the Company’s Common Stock.   Participants are able to exchange out of the Company’s Common Stock to other investment options within the 401(k) Plan upon receipt of the Company match.  Exchanges from other investment options to the Company’s Common Stock are not permitted under the 401(k) Plan.

An employee becomes eligible to participate in the 401(k) Plan on the first day of the month following his or her date of hire and attaining the age of 20 years.  A temporary or part-time employee is not eligible to participate in the 401(k) Plan until they have reached 1,000 work hours.  An EMCORE re-hire is eligible to participate in the 401(k) Plan immediately.

Perquisites

EMCORE provides perquisites to key executive officers, including the Named Executive Officers, as a recruiting and retention tool.  We believe that our perquisites are appropriate and we typically benchmark our perquisites against generally accepted corporate practices.

For more information regarding perquisites provided to the Named Executive Officers in fiscal 2009 see the footnotes to the “All Other Compensation” column of the Summary Compensation Table.

EMCORE’s Severance Policy and Severance Agreements

Under the Company’s Executive Severance Policy, participants are eligible to receive certain severance benefits if their employment with the Company is terminated and the termination constitutes a “Separation of Service” within the meaning of Section 409A of the Code.  However, participants are not eligible to receive severance benefits if they are terminated with cause, due to death or disability or if they voluntarily terminate their employment other than for good reason.  In addition, a participant that is eligible to receive severance benefits under the Severance Policy must execute an agreement (a “Separation Agreement”) prepared by the Company that includes, among other things, a release by the participant of the Company from any liability or obligation to the participant.  A participant will not receive severance benefits if the participant does not enter into a Separation Agreement with the Company and all severance benefits will cease if the participant violates any provision of his or her Separation Agreement.

Under the Severance Policy participants at the Chief /C-level Officers or higher will receive (i) for those hired or promoted prior to May 1, 2007, the continuation of their base salary for a period equal to one year and two weeks plus two additional weeks for each year the participant was employed by the Company, or (ii) for those hired or promoted on or after May 1, 2007, the continuation of their base salary for a period equal to one year and one week plus one additional week for each year the participant was employed by the Company.  All severance payments under the Company’s Executive Severance Policy will be paid out over time and on the regular paydays of the Company, to the extent administratively feasible.

Participants at the Vice President level will receive (i) for those hired or promoted prior to May 1, 2007, the continuation of their base salary for a period equal to five months and two weeks plus two additional weeks for each year the participant was employed by the Company, or (ii) for those hired or promoted on or after May 1, 2007, the continuation of their base salary for a period equal to five months and one week plus one additional week for each year the participant was employed by the Company.

If, following the sale, transfer, spin-off or other disposition to another party of the stock or assets of any subsidiary, business unit or division of the Company, a participant’s employment is terminated after the end of a fiscal year but before annual cash incentive awards or pay-for-performance payments are distributed and the participant would otherwise be entitled to a cash incentive award, the participant will remain entitled to the annual cash incentive award or pay-for-performance payment attributable to the immediately preceding fiscal year.  The Severance Policy also provides that participants will be eligible for certain benefits, including continued payment of certain health insurance premiums, outplacement services and other perquisites.  The Company shall make this payment at the same time it pays this annual cash incentive awards or pay-for-performance payment to all of its other employees in accordance with the Company's normal practices but no later than March 15th of the applicable year.

Compensation of the Executive Chairman

The Compensation Committee annually reviews the compensation of Mr. Richards, Executive Chairman, and recommends any adjustments to the Board of Directors for approval.  Mr. Richards participates in the same compensation programs and receives compensation based upon the same criteria as EMCORE’s other executive officers.  However, Mr. Richards’ compensation reflects the higher level of responsibility that he has with respect to the strategic direction of EMCORE, the Company’s financial and operating results, and interactions with the investment community.

The Compensation Committee determined that, other than the temporary base salary adjustments described above, it was not in the best interests of the Company and its shareholders to adjust the base salary of Mr. Richards or to award him any cash bonus during fiscal year 2009 due to the difficult economic conditions that existed during such time.

Tax and Accounting Considerations

Under Section 162(m) of the Code, EMCORE may not deduct annual compensation in excess of $1 million paid to certain employees, generally, its Chief Executive Officer and its three other most highly compensated executive officers (other than its Chief Financial Officer), unless their compensation qualifies as performance-based compensation. While the Compensation Committee intends to structure performance-related awards in a way that will preserve the maximum deductibility of compensation awards, the Compensation Committee may from time to time approve awards that would vest upon the passage of time or other compensation, which would not result in qualification of those awards as performance-based compensation.

EXECUTIVE COMPENSATION

 The table below sets forth certain information concerning the annual and long-term compensation earned for services in all capacities to the Company of those persons who during fiscal year 2009 (i) served as the Company’s Chief Executive Officer, (ii) served as the Company’s Chief Financial Officer, and (iii) were the three most highly-compensated officers (other than the Chief Executive Officer and Chief Financial Officer).  Compensation information is provided for the fiscal years ended September 30, 2007, 2008 and 2009, except in cases where an individual was not a Named Executive Officer for the applicable year.

Summary Compensation Table for Fiscal 2009

Name and Principal Position	Year	Salary ($)(3)	Option Awards ($)(4)	Non-Equity Incentive Plan Compensation ($)(5)	All Other Compensation ($)		Total ($)
Reuben F. Richards, Jr.	2009	388,546	653,582	0	384	(6)	1,042,512
Executive Chairman and	2008	437,325	463,914	78,719	374	(6)	980,332
Chairman of the Board	2007	412,165	250,532	326,536	384	(6)	989,617

Hong Q. Hou, Ph.D.	2009	373,154	994,440	0	14,555	(7)	1,382,149
Chief Executive Officer	2008	421,000	713,889	75,600	5,196	(8)	1,215,685
	2007	360,080	1,181,529	313,600	179,334	(9)	2,034,543

John M. Markovich	2009	282,692	325,501	0	4,625	(10)	612,818	(16)
Chief Financial Officer (1)	2008	36,997	31,284	0	4,720	(11)	73,001

John Iannelli, Ph.D.	2009	224,529	253,441	0	8,727	(12)	486,697
Chief Technology Officer	2008	237,625	179,998	20,341	6,588	(13)	444,552
	2007	203,857	87,760	34,294	5,877	(14)	331,788

Christopher Larocca	2009	209,969	254,066	0	6,683	(15)	470,718
Chief Operating Officer (2)

(1)	Mr. Markovich was appointed to Chief Financial Officer on August 18, 2008.
(2)	Mr. Larocca was appointed to Chief Operating Officer on May 29, 2009.
(3)	Salary represents amounts paid to the individual during the fiscal years ended September 30, 2007, 2008 and 2009. It does not represent an individual’s current annual base salary.
(4)
The amounts in this column reflect the dollar amount recognized for financial statement reporting purposes in fiscal 2007, 2008 and 2009, in accordance with FASB Accounting Standards Codification No. 718 - “Compensation” (without regard to estimated forfeitures related to a service based conditions) and include amounts from awards granted in and prior to the applicable fiscal year. Assumptions used in the calculation of these amounts are included in footnote 4 to the Company’s audited financial statements for the fiscal years ended September 30, 2007, 2008 and 2009, included in the Company’s Annual Report on Form 10-K filed with the SEC on December 31, 2007, December 30, 2008 and December 29, 2009, respectively. These amounts reflect the Company’s accounting expense for these awards and do not necessarily correspond to the actual value that will be recognized by the Named Executive Officer.

(5)	The amounts in this column reflect the cash incentive awards earned in each fiscal year presented as approved by the Compensation Committee.
(6)	Consists of life insurance premiums.
(7)	Consists of life insurance premiums of $384, EMCORE’s matching contributions under its 401(k) plan of $5,071, which are made in EMCORE Common Stock and payments under a stock option tender of $9,100.
(8)	Consists of life insurance premiums of $374, and EMCORE’s matching contributions under its 401(k) plan of $4,822, which are made in EMCORE Common Stock.
(9)
Consists of life insurance premiums of $384, EMCORE’s matching contributions under its 401(k) plan of $4,673, which are made in EMCORE Common Stock, relocation and housing of $45,000, and $129,277 to cover the reimbursement of Section 409A taxes that the Company paid on behalf of Dr. Hou relating to events prior to him being a Section 16 officer of the Company.

(10)	Consists of life insurance premiums of $384 and EMCORE’s matching contributions under its 401(k) plan of $4,241, which are made in EMCORE Common Stock.
(11)	Consists of life insurance premiums of $374, and EMCORE’s matching contributions under its 401(k) plan of $346, which are made in EMCORE Common Stock and relocation of $4,000.
(12)
Consists of life insurance premiums of $384 and EMCORE’s matching contributions under its 401(k) plan of $6,783, which are made in EMCORE Common Stock, and payments under a stock option tender of $1,560.

(13)	Consists of life insurance premiums of $374 and EMCORE’s matching contributions under its 401(k) plan of $6,214, which are made in EMCORE Common Stock.

(14)	Consists of life insurance premiums of $384 and EMCORE’s matching contributions under its 401(k) plan of $5,493, which are made in EMCORE Common Stock.
(15)	Consists of life insurance premiums of $384 and EMCORE’s matching contributions under its 401(k) plan of $6,299, which are made in EMCORE Common Stock.
(16)
Effective November 20, 2009, Mr. Markovich voluntarily forfeited stock options exercisable into 475,000 shares of EMCORE Common Stock. Mr. Markovich received no consideration in exchange for his forfeiture of the stock options. These stock options were granted to Mr. Markovich on August 18, 2008 and had an exercise price of $5.57 per share.

Grants of Plan-Based Awards in Fiscal 2009

Name	Grant Date	All Other Option Awards: Number of Securities Underlying Options (#) (1)	Exercise or Base Price of Option Awards ($/Sh) (2)	Grant Date Fair Value of Stock and Option Awards ($) (3)

Reuben F. Richards, Jr.	7/27/0	200,000	1.25	177,660
	9

Hong Q. Hou, Ph.D. (4)	7/27/0	200,000	1.25	177,660
	9

John M. Markovich	7/27/0	100,000	1.25	88,830
	9

John Iannelli, Ph.D. (4)	7/27/09	100,000	1.25	88,830
	2/27/09	25,000	0.69	13,073

Christopher Larocca	7/27/09	80,000	1.25	71,064
	5/29/09	200,000	1.31	198,560
	2/27/09	30,000	0.69	15,687
___________

(1)	This column reflects the number of shares underlying options granted to the Named Executive Officers in fiscal 2009.
(2)	All options were granted at an exercise price equal to the closing price of our Common Stock on the option grant date.
(3)
This column reflects the fair value of these awards on the grant date as determined under the accounting principles used to calculate the value of equity awards. For the assumptions and methodologies used to value the awards reported in this column, see footnote (4) to the Summary Compensation Table.

(4)
In connection with the special tender offer conducted by the Company, Dr. Hou and Dr. Iannelli tendered options that had measurement dates that differed from the grant dates, and the Company amended such options to increase the exercise price to be equal to the closing price as of the actual measurement dates that should have been used for financial accounting purposes.  To compensate Dr. Hou and Dr. Iannelli for the increased exercise price of their amended options, the Company paid Dr. Hou $9,100 and Dr. Iannelli $1,560 in January 2009.

Outstanding Equity Awards as of September 30, 2009
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date
Reuben F. Richards, Jr.	25,000 72,500 225,000 125,000 25,000 -		- - 375,000 75,000 200,000	(1) (2) (13)	22.00 2.63 3.42 5.76 8.38 1.25	4/14/10 5/18/14 5/18/15 3/31/18 5/19/18 7/27/19

Hong Q. Hou, Ph.D.	35,000 6,875 41,250 245,000 127,500 37,500 48,750 -	(15)	- - 13,750 - 127,500 112,500 146,250 200,000	(4) (5) (6) (2) (13)	2.89 3.00 7.29 5.76 8.78 6.67 8.38 1.25	5/18/14 2/28/15 8/28/16 12/14/16 9/25/17 4/3/18 5/19/18 7/27/19

John M. Markovich	95,000 -	(3)	380,000 100,000	(3) (13)	5.57 1.25	8/18/18 7/27/19

John Iannelli, Ph.D.	40,000 6,000 11,000 13,500 881 9,000 1,500 5,000 37,500 18,750 - -	(15)	- - - 4,500 - 3,000 500 5,000 37,500 56,250 25,000 100,000	(8) (9) (10) (11) (12) (2) (7) (13)	1.87 2.89 3.00 5.18 7.32 7.95 9.75 4.98 5.33 8.38 .69 1.25	1/22/13 5/18/14 2/28/15 10/12/15 12/29/15 3/10/16 4/5/16 3/29/17 6/25/17 5/19/18 2/27/19 7/27/19

Christopher Larocca	40,000 13,000 1,326 9,000 1,500 5,250 15,000 15,000 18,750 - - -		- - - 3,000 500 1,750 15,000 15,000 56,250 30,000 200,000 80,000	(9) (10) (4) (11) (5) (2) (7) (14) (13)	2.93 3.00 7.32 7.95 9.75 7.29 4.98 8.78 8.38 .69 1.31 1.25	5/19/14 2/28/15 12/29/15 3/10/16 4/5/16 8/28/16 3/29/17 9/25/17 5/19/18 2/27/19 5/29/19 7/27/19
__________________
(1)	The unvested portions of these awards are scheduled to vest in three installments on March 31, 2010, 2011 and 2012.
(2)	The unvested portions of these awards are scheduled to vest in three installments on May 19, 2010, 2011 and 2012.
(3)
Effective November 20, 2009, Mr. Markovich voluntarily forfeited options exercisable into 475,000 shares of EMCORE Common Stock.  Mr. Markovich received no consideration in exchange for his forfeiture of these options.

(4)	The unvested portions of these awards are scheduled to vest in one installment on August 28, 2010.
(5)	The unvested portions of these awards are scheduled to vest in two installments on September 25, 2010 and 2011.
(6)	The unvested portions of these awards are scheduled to vest in three installments on April 3, 2010, 2011 and 2012.
(7)	The unvested portions of these awards are scheduled to vest in four installments on February 27, 2010, 2011, 2012 and 2013.
(8)	The unvested portions of these awards are scheduled to vest in one installment on October 12, 2010.
(9)	The unvested portions of these awards are scheduled to vest in one installment on March 10, 2010.
(10)	The unvested portions of these awards are scheduled to vest in one installment on April 5, 2010.
(11)	The unvested portions of these awards are scheduled to vest in two installments on March 29, 2010 and 2011.
(12)	The unvested portions of these awards are scheduled to vest in two installments on June 25, 2010, and 2011.
(13)	The unvested portions of these awards are scheduled to vest in four installments on July 27, 2010, 2011, 2012 and 2013.
(14)	The unvested portions of these awards are scheduled to vest in four installments on May 29, 2010, 2011, 2012 and 2013.
(15)
In December 2008, the Company entered into a special tender offer with Dr. Hou and Dr. Iannelli regarding this option grant which increased the exercise price from $2.63 to $2.89, which represents the fair market value as of the actual measurement date for this option grant.

Potential Payments upon Termination or Change-in-Control

Under the Company’s Executive Severance Policy, participants are eligible to receive certain severance benefits if their employment with the Company is terminated and the termination constitutes a “Separation of Service” within the meaning of Section 409A of the Code.  However, participants are not eligible to receive severance benefits if they are terminated with cause, due to death or disability or if they voluntarily terminate their employment other than for good reason.  In addition, a participant that is eligible to receive severance benefits under the Severance Policy must execute an agreement (a “Separation Agreement”) prepared by the Company that includes, among other things, a release by the participant of the Company from any liability or obligation to the participant.  A participant will not receive severance benefits if the participant does not enter into a Separation Agreement with the Company and all severance benefits will cease if the participant violates any provision of his or her Separation Agreement.

Under the Severance Policy, participants at the Chief /C-level Officer or higher will receive (i) for those hired or promoted prior to May 1, 2007, the continuation of their base salary for a period equal to one year and two weeks plus two additional weeks for each year the participant was employed by the Company or (ii) for those hired or promoted on or after May 1, 2007, the continuation of their base salary for a period equal to one year and one week plus one additional week for each year the participant was employed by the Company.

Participants at the Vice President level will receive (i) for those hired or promoted prior to May 1, 2007, the continuation of their base salary for a period equal to five months and two weeks plus two additional weeks for each year the participant was employed by the Company or (ii) for those hired or promoted on or after May 1, 2007, the continuation of their base salary for a period equal to five months and one week plus one additional week for each year the participant was employed by the Company.  All severance payments under the Company’s Executive Severance Policy will be paid out over time and on the regular paydays of the Company, to the extent administratively feasible.

If, following the sale, transfer, spin-off or other disposition of the stock or assets of any subsidiary, business unit or division of the Company, a participant’s employment is terminated after the end of a fiscal year but before annual cash incentive awards or pay-for-performance payments are distributed and the participant would otherwise be entitled to such awards or payments, the participant will remain entitled to the annual cash incentive award or pay-for-performance payment attributable to the immediately preceding fiscal year.  The Severance Policy also provides that participants will be eligible for certain benefits, including continued payment of certain health insurance premiums, outplacement services and other perquisites.  The Company shall make this payment at the same time it pays this annual cash incentive awards or pay-for-performance payment to all of its other employees in accordance with the Company's normal practices but no later than March 15th of the applicable year.

The following are estimated payments and benefits that would be provided to each of Messrs. Richards, Hou, Markovich, Larocca and Iannelli in the event the executive’s employment is terminated under certain circumstances.  We have calculated these amounts based on the Company’s Executive Severance Policy (the “Severance Policy”). The calculations assume a termination date of September 30, 2009, the last business day of fiscal 2009.  The actual amounts of the payments and costs of the benefits, however, can only be determined at the time of an executive’s separation from the Company.

Name	Severance	COBRA (Company Part Only)	Outplacement Services
Reuben F. Richards, Jr.	$689,628	$9,995	$15,000
Hong Q. Hou, Ph.D.	$613,846	$9,995	$15,000
John M. Markovich	$311,538	$2,389	$15,000
Christopher Larocca	$274,852	$7,632	$15,000
John Iannelli, Ph.D.	$304,399	$9,404	$15,000

Vesting of Equity Awards in Connection with a Change in Control

Upon a change in control of the Company, unvested stock options will vest and become exercisable pursuant to the terms of the Company’s 2000 Stock Option Plan applicable to all plan participants.  The value of accelerating unvested stock options, as measured by the difference between the closing price of $1.30 on September 30, 2009, and the option grant price, would be $10,000 for Mr. Richards and Dr. Hou, $5,000 for Mr. Markovich, $20,250 for Dr. Iannelli, and $22,300 for Mr. Larocca.

COMPENSATION COMMITTEE REPORT

The information contained under this “Compensation Committee Report”, shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any filings under the Securities Act of 1933, as amended (the “Securities Act”), or under the Exchange Act, or be subject to the liabilities of Section 18 of the Exchange Act, except to the extent that the Company specifically incorporates this information by reference into any such filing.

The Compensation Committee is responsible for evaluating the performance of the Executive Chairman, the Chief Executive Officer and other EMCORE officers as well as reviewing and approving their compensation. The Committee also establishes and monitors overall compensation programs and policies for the Company, including administering the incentive compensation plans. The Committee’s processes and procedures for the consideration and determination of executive compensation are explained in greater detail in the Compensation Discussion and Analysis section.

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis. Based on this review and discussion, the Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K/A and this Proxy Statement in accordance with Item 407(e) of Regulation S-K.

This report is submitted by the Compensation Committee.

 January 25, 2010

COMPENSATION COMMITTEE

John Gillen, Chairman
Charles T. Scott
Robert Bogomolny

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Company’s Compensation Committee is comprised of Messrs. Gillen, Scott and Bogomolny.  No member of the Compensation Committee served as one of the Company’s officers or employees during fiscal 2009 or was formerly an officer or employee of the Company at any time.  None of the Company’s executive officers served as a member of the compensation committee of any other company that has an executive officer serving as a member of the Company’s Board of Directors or Compensation Committee during fiscal 2009.  None of the Company’s executive officers served as a member of the board of directors of any other company that has an executive officer serving as a member of the Company’s Compensation Committee during fiscal 2009.

OWNERSHIP OF SECURITIES

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth as of  April 2, 2010 certain information regarding the beneficial ownership of Common Stock of the Company by (i) each person or “group” (as that term is defined in Section 13(d)(3) of the Exchange Act) known by the Company to be the beneficial owner of more than 5% of the Common Stock of the Company, (ii) each Named Executive Officer of the Company, (iii) each director and nominee, and (iv) all directors and executive officers as a group (11 persons).  Except as otherwise indicated, the Company believes, based on information furnished by such persons, that each person listed below has the sole voting and investment power over the shares of Common Stock shown as beneficially owned, subject to common property laws, where applicable.  Shares beneficially owned include shares of Common Stock and warrants and options to acquire shares of Common Stock that are exercisable within sixty (60) days of April 2, 2010. Unless otherwise indicated, the address of each of the beneficial owners is c/o EMCORE Corporation, 10420 Research Road, SE, Albuquerque, New Mexico 87123.

Name	Shares Beneficially Owned	Percent of Common Stock
Thomas J. Russell, Ph.D. (1)	5,610,968	6.68%
Reuben F. Richards, Jr. (2)	1,312,054	1.56%
Robert Bogomolny	183,464	*
Charles Scott (3)	148,497	*
John Gillen	140,397	*
Sherman McCorkle	36,000	*
Hong Q. Hou, Ph.D. (4)	809,922	*
John M. Markovich (5)	5,331	*
John Iannelli, Ph.D. (6)	198,228	*
Christopher Larocca (7)	251,697	*
All directors and executive officers as a group (11 persons) (8)	8,792,058	10.5%
Kopp Investment Advisors, LLC (9)	6,952,900	8.28%
Kingdon Capital Management (10)	4,904,541	5.84%

*	Less than 1.0%
(1)	Includes 2,280,035 shares held by The Morningstar Trust.
(2)	Includes options to purchase 622,500 shares and 175,000 shares held by spouse.
(3)	Includes 30,409 shares owned by Kircal, Ltd.
(4)	Includes options to purchase 628,125 shares and 14,551 shares held in the Company’s 401(k) Plan.
(5)	Includes 5,331 shares held in the Company’s 401(k) Plan.
(6)	Includes options to purchase 178,631 shares and 13,018 shares held in the Company’s 401(k) Plan.
(7)	Includes options to purchase 206,076 shares and 12,802 shares held in the Company’s 401(k) Plan.
(8)
Includes options to purchase 2,672,732 shares beneficially owned by Reuben F. Richards, Jr., Executive Chairman; Hong Hou, Chief Executive Officer; John M. Markovich, Chief Financial Officer; Christopher Larocca, Chief Operating Officer, John Iannelli, Chief Technology Officer, and Keith Kosco, Chief Legal Officer.

(9)
This information is based solely on information contained in a Schedule 13D filed with the SEC on February 26, 2010, by Kopp Investment Advisors, LLC (“KIA”), a wholly-owned subsidiary of Kopp Holding Company, LLC (“KHC”), which is controlled by Mr. LeRoy C. Kopp (“Kopp”) (collectively, the “Kopp Parties”). KIA reports beneficially owning a total of 6,952,900 shares including having sole voting power over 6,952,900 shares and shared dispositive power over 1,687,900 shares.  Kopp reports beneficially owning a total of 6,952,900 shares, including having sole dispositive power over 5,265,000 shares.  The address of the Kopp Parties is 7701 France Avenue South, Suite 500, Edina, Minnesota 55435. The address of Kopp Investment Advisors, LLC is 7701 France Avenue South, Suite 500, Edina, Minnesota 55435.

(10)
This information is based solely on the information contained in the Schedule 13G filed with the SEC on February 16, 2010, by Kingdon Capital Management LLC.  Kingdon Capital Management LLC reports beneficially owning a total of 4,904,541 shares. The address of Kingdon Capital Management LLC is 152 West 57th Street, 50th Floor, New York, NY 10019.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth, as of September 30, 2009, the number of securities outstanding under each of EMCORE’s stock option plans, the weighted average exercise price of such options, and the number of options available for grant under such plans:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	10,788,174	$4.84	1,417,607

 SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Based on the Company’s review of copies of all disclosure reports filed by directors and executive officers of the Company, pursuant to Section 16(a) of the Exchange Act, and written representations furnished to the Company, the Company believes, except for those errors previously disclosed in last year’s proxy statement, that there was compliance with all filing requirements of Section 16(a) applicable to directors and executive officers of the Company during the fiscal year 2009.  During the fiscal year 2009, no person or entity beneficially owned more than 10 percent of the Company’s Common Stock.

PROPOSAL II:
RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has appointed KPMG LLP (“KPMG”) to serve as the Company’s independent registered public accounting firm for the fiscal year 2010 and the Board of Directors recommends that shareholders ratify such appointment at the Annual Meeting.

Action by the shareholders is not required by law in the appointment of an independent registered public accounting firm, but their appointment is submitted by the Audit Committee of the Board of Directors in order to give the shareholders a voice in the designation of auditors. If the resolution ratifying the appointment of KPMG as the Company’s independent registered public accounting firm is rejected by the shareholders, then the Audit Committee may reconsider its choice of independent registered public accounting firms. Even if the resolution is approved, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its shareholders. Proxies in the form solicited hereby that are properly submitted will be voted in favor of the resolution unless otherwise instructed by the shareholder.

Representatives of KPMG are expected to attend the Annual Meeting.  They will have an opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.  Representatives of Deloitte & Touche LLP (“Deloitte”) are not expected to attend the Annual Meeting.

FISCAL 2009 & 2008 AUDITOR FEES AND SERVICES

Deloitte was the independent registered public accounting firm that audited EMCORE’s financial statements for fiscal 2009 and 2008.  The aggregate fees billed by Deloitte in connection with audit services rendered for fiscal 2009 and 2008 are as follows:

	Fiscal 2009	Fiscal 2008

Audit fees (1)	$1,453,641	$3,149,100
Audit-related fees (2)	94,025	75,200
Tax fees	--	--
All other fees (3)	--	131,800

Total	$1,547,666	$3,356,100
__________
(1)
Represents fees for professional services rendered in connection with the integrated audit of our annual financial statements and management’s assessment of our internal control over financial reporting, reviews of our quarterly financial statements, and advice provided on accounting matters that arose in connection with audit services. The fees incurred during fiscal 2008 include fees related to our voluntary stock option review and the related restatement of our financial data for the fiscal years ended September 30, 2006, 2005 and 2004.

(2)
Represents fees for professional services related to our audits and reviews of our consolidated financial statements that are not considered audit fees including the audits of employee benefit plans during fiscal 2008 and other statutory or regulatory and SEC filings.

(3)	Represents fees for professional services related to the review of our Form S-1 Registration Statement filed in fiscal 2008.

Changes in Registrant’s Certifying Accountant

On March 3, 2010, the Audit Committee of the Board of Directors determined that it would be in the best interests of the Company to dismiss Deloitte as the Company’s independent registered public accounting firm. Deloitte was notified of this action on March 4, 2010.

Deloitte’s report on the Company’s financial statements for the fiscal year ended September 30, 2009 did not contain any adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope, or any accounting principles.  Deloitte’s report on the Company’s financial statements for the fiscal year ended September 30, 2008 expressed an unqualified opinion and included an explanatory paragraph relating to the Company’s ability to continue as a going concern.

During the Company’s fiscal years ended September 30, 2009 and 2008 and through March 4, 2010, there have been no disagreements with Deloitte on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedures; which disagreements, if not resolved to the satisfaction of Deloitte, would have caused Deloitte to make reference to such disagreements in their reports on the Company’s financial statements for such years.  In addition, during the same period, there were no reportable events as described in Item 304(a)(1)(v) of Regulation S-K.

The Company provided Deloitte with a copy of the foregoing disclosures and requested Deloitte furnish the Company with a letter addressed to the SEC stating whether or not it agreed with the above statements.  A copy of the letter from Deloitte, dated March 8, 2010, is attached as an exhibit to the Company’s Current Report on Form 8-K filed with the SEC on March 9, 2010.

On March 5, 2010, the Company engaged KPMG as its independent registered public accounting firm for the fiscal year ending September 30, 2010, effective as of March 5, 2010. During the Company’s two fiscal years ended September 30, 2009, and 2008 and the subsequent interim period through March 4, 2010, the Company did not consult with KPMG regarding any of the matters described in Item 304(a)(2)(i) and (ii) of Regulation S-K.

REPORT OF THE AUDIT COMMITTEE

The following Report of the Audit Committee does not constitute soliciting material, and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act or the Exchange Act, except to the extent the Company specifically incorporates this Report of the Audit Committee by reference therein.

The Company has a separately-designated standing Audit Committee established in accordance with Section 3(a)(58)(A) of the Exchange Act. The Audit Committee currently consists of Messrs. Scott, Gillen, and Bogomolny. Each member of the Audit Committee is currently an independent director within the meaning of NASDAQ Listing Rule 5605(a)(2). The Board of Directors has determined that Messrs. Scott and Gillen are each Audit Committee financial experts. The Audit Committee met 12 times in fiscal 2009. The Audit Committee performs the functions set forth in the EMCORE Corporation Audit Committee Charter, which has been adopted by the Board of Directors.  The Audit Committee Charter is available on our website (www.emcore.com).

The Audit Committee has reviewed and discussed the Company’s audited financial statements for fiscal 2009 with management of the Company. The Audit Committee has discussed with the Company’s independent registered public accounting firm the matters required to be discussed by Statement of Auditing Standards No. 114, “The Auditor’s Communication with Those Charged with Governance.”  Furthermore, the Audit Committee has reviewed management’s assessment of the effectiveness of the Company’s internal controls over financial reporting, and has reviewed the opinion of the Company’s independent registered public accounting firm regarding such assessment and the effectiveness of the Company’s internal controls over financial reporting.

The Audit Committee has received the written disclosures and the letter from the Company's independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm's communications with the Audit Committee concerning independence, and has discussed with such accounting firm the independence of such accounting firm. Based on the foregoing review and discussions, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for fiscal 2009, which was filed on December 29, 2009.

This report is submitted by the Audit Committee.

 April 7, 2010

AUDIT COMMITTEE

Charles T. Scott, Chairman
Robert Bogomolny
John Gillen

Audit Committee Pre-Approval and Procedures

The Audit Committee pre-approves all audit and permissible non-audit services provided by the independent auditors. These services may include audit services, audit-related services, tax services and other services. The Audit Committee has adopted a policy for the pre-approval of services provided by the independent auditors. Under the policy, pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is subject to a specific budget. In addition, the Audit Committee may also pre-approve particular services on a case-by-case basis. For each proposed service, the independent auditors are required to provide detailed back-up documentation at the time of approval. Pursuant to the Sarbanes-Oxley Act of 2002, all of the fees and services provided as noted in the table above were authorized and approved by the Audit Committee in compliance with the pre-approval policies and procedures described herein.

RECOMMENDATION OF THE BOARD OF DIRECTORS

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM UNDER PROPOSAL II.

PROPOSAL III:
THE APPROVAL OF THE EMCORE CORPORATION 2010 EQUITY INCENTIVE PLAN

On  April 7, 2010, upon recommendation of the Compensation Committee, the Board of Directors of the Company adopted the EMCORE Corporation 2010 Equity Incentive Plan (the “Plan”), subject to the approval of our shareholders. The primary purpose of the Plan is to replace the Company’s 2000 Stock Option Plan (the “Prior Plan”) as a principal feature of the Company’s compensation program since the Prior Plan expired on February 12, 2010.  If the shareholders approve the Plan and authorize reservation of 4,000,000 shares of the Company’s Common Stock to the Plan, it will allow us to use the shares authorized for issuance pursuant to the Plan to assist the Company in achieving its goals  to foster and promote the long-term financial success of the Company and enhance shareholder value by (a) motivating superior performance by employees and directors, (b) providing employees and directors with an ownership interest in the Company, and (c) enabling the Company to attract and retain the services of outstanding employees and directors upon whose judgment, interest and special effort the successful conduct of its operations is largely dependent, while also receiving a federal income tax deduction for certain compensation paid under the Plan under Section 162(m) of the Internal Revenue Code (the "Code"). The Board of Directors believes that the ability to grant stock options, performance stock, and restricted stock is necessary for us to attract and retain the services of well-qualified employees and advisors, including officers and directors who will contribute to our success.  Accordingly, unless our shareholders approve the Plan, we will be limited in our ability to make equity awards to our employees and directors.

A description of the material provisions of the Plan is set forth below. The statements made in this Proposal III concerning terms and provisions of the Plan are summaries and do not purport to be a complete recitation of the Plan provisions. These statements are qualified in their entirety by express reference to the full text of the Plan, including as it is proposed to be adopted.  The full text of the Plan is attached to this Proxy Statement as Annex 1 and is incorporated by reference herein.
As of April 2, 2010, the closing price of our Common Stock was $1.22.

Administration and Eligibility

The Plan will be administered by the Compensation Committee or, in certain instances its designee. Employees, non-employee directors and consultants of the Company and its subsidiaries will be eligible to receive awards of stock options, performance stock, and restricted stock at the Compensation Committee’s discretion. There are approximately 569 employees and five non-employee directors eligible to receive awards under the Plan. Subject to applicable law, the Compensation Committee may delegate to an officer, director or group of officers or directors of the Company or its affiliates some or all of its authority under the Plan with respect to participants who are not our executive officers.

Shares Available for Issuance

If the Plan is approved by shareholders, 4,000,000 shares will be authorized for issuance under the Plan. A participant may receive a maximum of 500,000 stock options and 200,000 shares of performance stock in any 12 month period. The maximum number of shares that may be issued with respect to incentive stock options is 4,000,000. Awards that for any reason are canceled, terminated, forfeited, settled in cash or otherwise settled without the issuance of

Common Stock will be available again under the Plan. In the event of a stock dividend, stock split, share combination, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, exchange of shares or other similar event affecting the Company’s Common Stock, the Compensation Committee will adjust the shares available under the Plan and any outstanding awards to reflect the event and preserve the intrinsic value of the awards. The Compensation Committee does not have the power to reduce the exercise price of outstanding options or grant any new award or cash payment in substitution or upon cancellation of options for any other reason unless the adjustment is approved by our shareholders.

Amendment or Termination

The Board or Compensation Committee may terminate, amend or suspend the Plan at any time. The Plan will terminate on May 21, 2020, if not earlier terminated by the Board or Compensation Committee. An amendment to the Plan will be submitted for shareholder approval to the extent required by the Code or other applicable laws, rules or regulations or if the amendment will (i) materially increase the benefits under the Plan, (ii) materially increase the number of shares of Common Stock subject to the Plan or the individual award limitations set forth in the Plan, other than for antidilutive purposes, (iii) modify the restrictions on repricing set forth on the Plan or (iv) materially modify the requirements for participation in the Plan.

Stock Options

Stock options granted under the Plan may be incentive stock options (within the meaning of Section 422 of the Code) or non-statutory stock options. The grant date of options granted under the Plan will be the date the options are awarded by the Compensation Committee except with respect to certain options granted to new hires in accordance with Company policy, which are granted on the date the new employee begins work at the Company. Stock options will have an exercise price per share that is no less than the fair market value (as defined in the Plan) of a share of Common Stock as reported by NASDAQ on the date that the options are granted.  Options under the Plan will vest based on a minimum period of service or the occurrence of certain events, as determined by the Compensation Committee. No option will remain exercisable beyond 10 years after its grant date.  Unless otherwise determined by the Compensation Committee at or after the grant date, in the event of a participant’s death or disability, the participant’s unvested options will vest and all of the participant’s options will remain exercisable until the second anniversary of the participant’s termination of employment (or the expiration of the award’s term, whichever is earlier). If a participant’s employment is terminated for cause, all of the participant’s options will immediately be forfeited and canceled. If a participant’s employment is terminated for any reason other than death, disability or for cause, then the participant may exercise any options that are exercisable on the date of such termination until the earlier of (i) the 90th day following the date of such termination or, if later, the 90th day following expiration of any blackout period in effect with respect to such options, and (ii) the expiration of the term of such options, and any options that are not exercisable upon the participant’s termination or retirement shall be forfeited and canceled as of the date of such terminated.

Performance Stock

Performance stock is Common Stock of the Company that is subject to forfeiture until predetermined performance conditions have been achieved.

The grant date of any performance stock granted under the Plan will be the date on which such performance stock is awarded by the Compensation Committee or on such other future date as the Compensation Committee shall determine.  Performance stock granted under the Plan will vest based on the achievement of pre-determined performance goals over performance periods determined by the Compensation Committee or upon the occurrence of certain events, as determined by the Compensation Committee. Unless otherwise determined by the Compensation Committee at or after the grant date, in the event of a participant’s death or disability, a pro rata portion of the participant’s performance stock will vest to the extent performance goals are achieved at the end of the performance period.

Unless otherwise determined by the Compensation Committee at or after the grant date, upon a termination of employment for any other reason, all outstanding performance stock held by the participant will be immediately canceled.

Restricted Stock

Restricted stock is Common Stock of the Company that is subject to forfeiture until vested.

The grant date of any restricted stock under the Plan will be the date on which such restricted stock is awarded by the Compensation Committee or on such other future date as the Compensation Committee shall determine.  Restricted stock granted under the Plan will vest based on a minimum period of service (generally over a three-year period) or the occurrence of events specified by the Compensation Committee. The Compensation Committee has the discretion to grant restricted stock awards that have a vesting period of less than three years for an aggregate number of shares of Common Stock not to exceed 200,00 shares (subject to adjustment if awards of such stock are forfeited). Unless otherwise determined by the Compensation Committee at or after the grant date, in the event of a participant’s death or disability, a pro rata portion of the participant’s restricted stock will vest, and the remainder will be forfeited.  Unless otherwise determined by the Compensation Committee at or after the grant date, upon a termination of employment for any other reason, any unvested restricted stock of the participant will be canceled.

Change in Control

Upon the occurrence of a change in control of the Company (as defined in the Plan), unless outstanding awards are honored, assumed or substituted with alternative awards that provide substantially similar terms, conditions and economic value to the substituted awards, all awards will immediately become exercisable and any restrictions related to the awards will lapse, provided, that, at the discretion of the Compensation Committee (as constituted immediately prior to the change in control) each option may be canceled in exchange for an amount of cash calculated pursuant to the Plan.

New Plan Benefits and Option History

Future benefits under the Plan are not currently determinable. Moreover, it is also not possible to determine the amounts that would have been paid for 2009 had the Plan been in effect during such year.

Federal Income Tax Consequences

Options

The grant of an option under the Plan will generally not give rise to any tax consequences for the participant or the Company.

Incentive Stock Options

A participant generally will have no taxable income upon exercise of an incentive stock option, except that the alternative minimum tax may apply. Subject to certain statutory restrictions, gain realized upon a disposition of the Company’s Common Stock received pursuant to the exercise of an incentive stock option will generally be taxed as long-term capital gain if (1) the participant holds the shares for at least two years after the date of grant and one year after the date of exercise and (2) at all times during the period beginning on the option grant date and ending on the day three months before the option is exercised the participant remains an employee of the Company or an employee of a subsidiary of the Company (the “holding period requirement”). The Company will not be entitled to a deduction with respect to the exercise of an incentive stock option, except as discussed below. Generally, if the participant has not satisfied the holding period requirement described above, the participant will recognize ordinary income upon the disposition of the Common Stock equal to the excess of the fair market value of the Common Stock at the time the option was exercised over the exercise price (but not in excess of the gain realized on the sale). The balance of the realized gain, if any, will generally be capital gain. The Company will generally be entitled to a deduction to the extent the participant recognizes ordinary income.

Nonqualified Stock Options

Upon exercise of a non-qualified stock option, a participant generally will recognize ordinary income equal to the difference between the fair market value of the shares acquired and the exercise price. Upon a disposition of the shares acquired by the exercise of a non-qualified option, the participant generally will have taxable capital gain or loss, measured by the difference between the amount realized on the disposition and the tax basis of the shares of Common Stock (generally, the amount paid for the shares plus the amount treated as ordinary income at the time the option was exercised). The Company generally will be entitled to a tax deduction equal to the amount recognized as ordinary income by the participant in connection with an option, or other award, but will be entitled to no tax deduction relating to amounts that represent a capital gain to a participant.

Section 162(m)

Section 162(m) of the Code places a limit of $1,000,000 per person on the amount the Company may deduct in any one year for compensation paid to its CEO and the next three highest compensated officers (other than the Chief Financial Officer); provided, however, that Section 162(m) of the Code generally allows a company to obtain tax deductions without limit for performance-based compensation. The Company intends that options, and, subject to shareholder approval of the performance goals applicable to performance-based awards, performance stock granted under the Plan will qualify as performance-based compensation not subject to Code Section 162(m)’s $1 million deductibility cap. A number of requirements must be met in order for particular compensation to so qualify, however, so there can be no assurance that such compensation will be fully deductible in all circumstances. In addition, other awards under the Plan, such as restricted stock, generally may not qualify for the performance-based compensation exception, so that compensation paid to executive officers in connection with such awards may not be deductible.

Performance Objectives that May be Applied Under the Plan

As described above, certain awards under the Plan may be subject to performance objectives. Performance objectives applicable to awards intended to qualify as performance-based compensation under Section 162(m) of the Code will be based on the relative or comparative achievement of one or more of the following criteria, whether in absolute terms or relative to the performance of one or more similarly situated companies or a published index covering the performance of a number of companies: net sales; revenue; revenue growth or product revenue growth; operating income (before or after taxes); pre- or after-tax income (before or after allocation of corporate overhead and bonus); net earnings; earnings per share; net income (before or after taxes); return on equity; total stockholder return; return on assets or net assets; appreciation in and/or maintenance of share price; market share; gross profits; earnings (including adjusted pre-tax earnings, earnings before taxes, earnings before interest and taxes or earnings before interest, taxes, depreciation and amortization); economic value-added models or equivalent metrics; comparisons with various stock market indices; reductions in costs; total net cash flow; cash flow or cash flow per share (before or after dividends); return on capital (including return on total capital or return on invested capital); cash flow return on investment; improvement in or attainment of expense levels or working capital levels; operating margins, gross margins or cash margin; year-end cash; debt reductions; stockholder equity; market share; regulatory achievements; and implementation, completion or attainment of measurable objectives with respect to customer satisfaction, research, development, products or projects and recruiting and maintaining personnel. Performance objectives under the Plan may be established on a company-wide basis or with respect to one or more business units or divisions, or subsidiaries.

The foregoing objectives may include or exclude any or all “extraordinary items” as determined under generally accepted accounting principles in the United States of America and as identified in the financial statements, notes to the financial statements or management’s discussion and analysis in the most recent report including, without limitation, the charges or costs associated with restructurings of the Company, discontinued operations, other unusual or non recurring items, and the cumulative effects of accounting changes. The Compensation Committee may not exercise its discretion with respect to performance objectives for awards to covered executives intended to be “performance-based compensation” under Section 162(m) of the Code if doing so (or if the ability to do so) would cause the award to fail to qualify as “performance-based” compensation under Section 162(m) of the Code.

The foregoing general tax discussion is intended for the information of shareholders considering how to vote with respect to this proposal and not as tax guidance to participants in the Plan. Participants in the Plan are strongly urged to consult their own tax advisors regarding the federal, state, local, foreign and other tax consequences to them of participating in the Plan.

RECOMMENDATION OF THE BOARD OF DIRECTORS

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE EMCORE CORPORATION 2010 EQUITY INCENTIVE PLAN.

GENERAL MATTERS

Annual Report on Form 10-K and Financial Statements

A shareholder may send a written request for a copy of the Company’s 2009 Annual Report on Form 10-K and any additional exhibits to the Form 10-K not included in the Company’s 2009 Annual Report.  All such requests should be directed to the Company at 10420 Research Road, SE, Albuquerque, New Mexico 87123, Attention: Investor Relations. Following receipt of any such request by a shareholder, the Company will furnish the requested materials to the shareholder without charge.  The Company’s 2009 Annual Report on Form 10-K (including amendments and exhibits thereto) and this Proxy Statement are also available on the Company’s website (www.emcore.com).

Shareholder Proposals

Shareholder proposals intended to be included in our proxy materials to be distributed in connection with the 2011 Annual Meeting of Shareholders, including nominations for the Company’s Board of Directors, must be received by the Company no later than November 27, 2010. Proposals should be mailed to the Company, to the attention of Keith J. Kosco, Secretary, 10420 Research Road, SE, Albuquerque, New Mexico 87123. Proposals must comply with all applicable SEC rules.

Shareholder proposals intended to be presented at the 2011 Annual Meeting of Shareholders that are not to be included in our proxy materials must comply with the requirements of our bylaws and must be received by the Company at the address in the preceding paragraph no later than February 10, 2011.

Delivery of Documents to Shareholders Sharing an Address

The Company may deliver only one copy of the Notice of Internet Availability or, as applicable, Annual Report and Proxy Statement to shareholders who share a single address unless we have received contrary instructions from any shareholder at the address. In that case, we will deliver promptly a separate copy of the Notice of Internet Availability or, as applicable, Annual Report and/or Proxy Statement. For future deliveries, shareholders who share a single address can request a separate copy of the Company’s notice of internet availability of proxy materials or, as applicable, annual report and/or proxy statement. Similarly, if multiple copies of the notice of internet availability of proxy materials or annual report and proxy statement are being delivered to a single address, shareholders can request a single copy of the notice of internet availability of proxy materials or annual report and proxy statement, as applicable, for future deliveries. To make a request, please call or write to Keith J. Kosco, Secretary, EMCORE Corporation, 10420 Research Road, SE, Albuquerque, New Mexico 87123 or (505) 332-5000.

Other Matters

The Board of Directors knows of no other business which will be presented at the meeting. If, however, other matters are properly presented, the persons named in the enclosed proxy will vote the shares represented thereby in accordance with their judgment on such matters.

By Order of the Board of Directors,

/s/ Keith J. Kosco
Keith J. Kosco, Esq.
Secretary

ANNEX 1

EMCORE CORPORATION
2010 EQUITY INCENTIVE PLAN

ARTICLE I

PURPOSES

The purposes of the Plan are to foster and promote the long-term financial success of the Company and the Subsidiaries and materially increase shareholder value by (a) motivating superior performance by Participants, (b) providing Participants with an ownership interest in the Company, and (c) enabling the Company and the Subsidiaries to attract and retain the services of outstanding Employees upon whose judgment, interest and special effort the successful conduct of its operations is largely dependent.
ARTICLE II

DEFINITIONS

2.1            Certain Definitions.  Capitalized terms used herein without definition shall have the respective meanings set forth below:

"Adjustment Event" means any dividend payable in capital stock, stock split, share combination, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, exchange of shares or other similar event affecting the Common Stock.

"Affiliate" means (i) any corporation or limited liability company in an unbroken chain of corporations or limited liability companies ending with the Company if each corporation or limited liability company owns stock or membership interests (as applicable) possessing more than fifty percent (50%) of the total combined voting power of all classes of stock in one of the other corporations or limited liability companies in such chain; (ii) any Subsidiary of the Company or any Affiliate of the Company; or (iii) any other entity, approved by the Committee as an Affiliate under the Plan, in which the Company or any of its Affiliates has a material equity interest.

"Alternative Award" has the meaning given in Section 8.2.

"Award" means any Option, Performance Stock, or Restricted Stock, granted pursuant to the Plan, including an Award combining two or more types in a single grant.

"Award Agreement" means any written agreement, contract, or other instrument or document evidencing any Award granted by the Committee pursuant to the Plan.  The terms of any plan, policy or guideline adopted by the Committee and applicable to an Award shall be deemed incorporated in and part of the related Award Agreement.  The Committee may provide for the use of electronic, internet or other non-paper Award Agreements, and the use of electronic, internet or other non-paper means for the Participant’s acceptance of, or actions under, an Award Agreement unless otherwise expressly specified herein.  In the event of any inconsistency or conflict between the terms of the Plan and an Award Agreement, the terms of the Plan shall govern.

“Beneficial Ownership” (including correlative terms) shall have the same meaning given such term in Rule 13d-3 promulgated under the Exchange Act.

"Board" means the Board of Directors of the Company.

"Cause" means, (i) willful and continued failure to perform substantially the Participant's material duties with the Company (other than any such failure resulting from the Participant's incapacity as a result of physical or mental illness) after a written demand for substantial performance specifying the manner in which the Participant has not performed such duties is delivered to the Participant by the person or entity that supervises or manages the Participant, (ii) engaging in willful and serious misconduct that is injurious to the Company or any of its Subsidiaries, (iii) one or more acts of fraud or personal dishonesty resulting in or intended to result in personal enrichment at the expense of the Company or any of its Subsidiaries, (iv) substantial abusive use of alcohol, drugs or similar substances that, in the sole judgment of the Company, impairs the Participant's job performance, (v) material violation of any Company policy that results in harm to the Company or any of its Subsidiaries or (vi) indictment for or conviction of (or plea of guilty or nolo contendere) to a felony or of any crime (whether or not a felony) involving moral turpitude.  A "Termination for Cause," shall include a determination by the Committee following a Participant's termination of employment for any other reason that, prior to such termination of employment, circumstances constituting Cause existed with respect to such Participant.

"Change in Control" means the occurrence of any of the following:

(i) an acquisition in one transaction or a series of related transactions (other than directly from the Company or pursuant to Awards granted under the Plan or other similar awards granted by the Company) of any Voting Securities by any Person, immediately after which such Person  has Beneficial Ownership of fifty percent (50%) or more of the combined voting power of the Company’s then outstanding Voting Securities; provided, however, in determining whether a Change in Control has occurred hereunder, Voting Securities which are acquired in a Non-Control Acquisition shall not constitute an acquisition that would cause a Change in Control;

(ii) the individuals who, immediately prior to the effective date of this Plan, are members of the Board (the “Incumbent Board”), cease for any reason to constitute at least a majority of the members of the Board; provided, however, that if the election, or nomination for election, by the Company’s common stockholders, of any new director was approved by a vote of at least a majority of the Incumbent Board, such new director shall, for purposes of the Plan, be considered as a member of the Incumbent Board; provided further, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened “Election Contest” (as described in Rule 14a-11 promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (a “Proxy Contest”) including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest; or

(iii) the consummation of:

(A) a merger, consolidation or reorganization involving the Company unless:

(1) the stockholders of the Company, immediately before such merger, consolidation or reorganization, own, directly or indirectly, immediately following such merger, consolidation or reorganization, more than fifty percent (50%) of the combined voting power of the outstanding voting securities of the corporation resulting from such merger or consolidation or reorganization (the “Surviving Corporation”) in substantially the same proportion as their ownership of the Voting Securities immediately before such merger, consolidation or reorganization,

(2) the individuals who were members of the Incumbent Board immediately prior to the execution of the agreement providing for such merger, consolidation or reorganization constitute at least a majority of the members of the board of directors of the Surviving Corporation, or a corporation Beneficially Owning, directly or indirectly, a majority of the voting securities of the Surviving Corporation, and

(3) no Person, other than (i) the Company, (ii) any Related Entity , (iii) any employee benefit plan (or any trust forming a part thereof) that, immediately prior to such merger, consolidation or reorganization, was maintained by the Company, the Surviving Corporation, or any Related Entity or (iv) any Person who, together with its Affiliates, immediately prior to such merger, consolidation or reorganization had Beneficial Ownership of fifty percent (50%) or more of the then outstanding Voting Securities, owns, together with its Affiliates, Beneficial Ownership of fifty percent (50%) or more of the combined voting power of the Surviving Corporation’s then outstanding voting securities (a transaction described in clauses (1) through (3) above is referred to herein as a “Non-Control Transaction”);

(B) a complete liquidation or dissolution of the Company; or

(C) an agreement for the sale or other disposition of all or substantially all of the assets or business of the Company to any Person (other than a transfer to a Related Entity or the distribution to the Company’s stockholders of the stock of a Related Entity or any other assets).

Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any Person (the “Subject Person”) acquired Beneficial Ownership of fifty percent (50%) or more of the combined voting power of the then outstanding Voting Securities as a result of the acquisition of Voting Securities by the Company which, by reducing the number of Voting Securities then outstanding, increases the proportional number of shares Beneficially Owned by the Subject Persons, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of Voting Securities by the Company, and (1) before such share acquisition by the Company the Subject Person becomes the Beneficial Owner of any new or additional Voting Securities in a related transaction or (2) after such share acquisition by the Company the Subject Person becomes the Beneficial Owner of any new or additional Voting Securities which in either case increases the percentage of the then outstanding Voting Securities Beneficially Owned by the Subject Person, then a Change in Control shall be deemed to occur. Solely for purposes of this Change in Control definition, (x) “Affiliate” shall mean, with respect to any Person, any other Person that, directly or indirectly, controls, is controlled by, or is under common control with, such Person; (y) any “Relative” (for this purpose, “Relative” means a spouse, child, parent, parent of spouse, sibling or grandchild) of an individual shall be deemed to be an Affiliate of such individual for this purpose; and (z) neither the Company nor any Person controlled by the Company shall be deemed to be an Affiliate of any holder of Common Stock.

"Code" means the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

"Committee" means the Compensation Committee of the Board or, if applicable, the delegate of the Compensation Committee of the Board as permitted or required herein.

"Common Stock" means the no par value common stock of the Company and any other securities into which the Common Stock is changed or for which the Common Stock is exchanged.

"Company" means EMCORE Corporation, a New Jersey corporation, and any successor thereto.

"Disability" means, unless otherwise provided in an Award Agreement, a physical or mental disability or infirmity that prevents or is reasonably expected to prevent the performance of a Participant's employment-related duties for a period of six months or longer and, within 30 days after the Company notifies the Participant in writing that it intends to terminate his employment, the Participant shall not have returned to the performance of his employment-related duties on a full-time basis; provided, that (i) for purposes of Section 5.2(a) in respect of ISOs, the term "Disability" shall have the meaning assigned to the term "Permanent and Total Disability" by section 22(e)(3) of the Code (i.e., physical or mental disability or infirmity lasting not less than 12 months), and (ii) with respect to any Award that constitutes deferred compensation subject to section 409A of the Code, "Disability" shall have the meaning set forth in section 409A(a)(2)(c) of the Code.  The Committee's reasoned and good faith judgment of Disability shall be final, binding and conclusive, and shall be based on such competent medical evidence as shall be presented to it by such Participant and/or by any physician or group of physicians or other competent medical expert employed by the Participant or the Company to advise the Committee.  Notwithstanding the foregoing (but except in the case of ISOs and awards subject to section 409A of the Code), with respect to any Participant who is a party to an employment agreement with the Company or any Subsidiary, "Disability" shall have the meaning, if any, specified in such Participant's employment agreement.

"Dividend Equivalents" means an amount equal to any dividends and distributions paid by the Company with respect to the number of shares of Common Stock subject to an Award.

"Employee" means any non-employee director, officer or employee of, or any natural person who is a consultant to, the Company or any Affiliate.

"Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder.

"Executive Officer" means each person who is an officer of the Company or any Subsidiary and who is subject to the reporting requirements under Section 16(a) of the Exchange Act.

"Fair Market Value" of a share of Common Stock as of a given date shall be: (i) if the Common Stock is listed or admitted to trading on an established stock exchange (including, for this purpose, The Nasdaq Global Market that comprises part of The Nasdaq Stock Market), the closing sale price for a share of Stock on the composite tape or in Nasdaq Global Market trading as reported in The Wall Street Journal (or, if not so reported, such other nationally recognized reporting source as the Committee shall select) on such date, or, if no such price is reported on such date, the most recent day for which such price is available shall be used; (ii) if the Common Stock is not then listed or admitted to trading on such a stock exchange, the closing sale price for a share of Common Stock on such date as reported by The Nasdaq Capital Market or, if not so reported, by the OTC Bulletin Board (or any successor or similar quotation system regularly reporting the market value of the Common Stock in the over-the-counter market), or, if no such price is reported for such date, the most recent day for which such price is available shall be used; or (iii) in the event neither of the valuation methods provided for in clauses (i) and (ii) above is practicable, the fair market value of a share of Common Stock determined by such other reasonable valuation method as the Committee shall, in its discretion, select and apply in good faith as of the given date; provided, however, that for purposes of an ISO, such fair market value shall be determined subject to section 422(c)(7) of the Code.

"Incumbent Board" has the meaning given in the definition of “Change of Control”.

”ISOs" has the meaning given in Section 5.1(a).

"New Employer" means a Participant's employer, or the parent or a subsidiary of such employer, immediately following a Change in Control.

"NSOs" has the meaning given in Section 5.1(a).

“Non-Control Acquisition” - an acquisition by (i) an employee benefit plan (or a trust forming a part thereof) maintained by (A) the Company or (B) any corporation or other Person of which a majority of its voting power or its voting equity securities or equity interest is owned, directly or indirectly, by the Company (a “Related Entity”), (ii) the Company or any Related Entity, or (iii) any Person in connection with a Non-Control Transaction.

“Non-Control Transaction” has the meaning given in the definition of “Change of Control”.

"Option" means the right granted to a Participant pursuant to the Plan to purchase a stated number of shares of Common Stock at a stated price for a specified period of time.

"Participant" means any Employee or prospective Employee designated by the Committee to receive an Award under the Plan.

"Performance Period" means the period, as determined by the Committee, during which the performance of the Company, any Subsidiary, any business unit and any individual is measured to determine whether and the extent to which the applicable performance measures have been achieved, provided that each such period shall be no greater than five years in length.

"Performance Stock" means a grant of a stated number of shares of Common Stock to a Participant under the Plan that is forfeitable by the Participant until the attainment of specified performance goals, or until otherwise determined by the Committee or in accordance with the Plan, subject to the continuous employment of the Participant through the completion of the applicable Performance Period (or such portion of the applicable Performance Period as otherwise provided in Article VI).

"Permitted Transferee" has the meaning given in Section 11.1.

“Person” means “person” as such term is used for purposes of Section 13(d) or 14(d) of the Exchange Act, including, without limitation, any individual, corporation, limited liability company, partnership, trust, unincorporated organization, government or any agency or political subdivision thereof, or any other entity or any group of Persons.

"Plan" means this EMCORE Corporation 2010 Equity Incentive Plan, as the same may be interpreted by the Committee and/or be amended from time to time.

“Proxy Contest” has the meaning given in the definition of “Change of Control”.

“Related Entity” has the meaning given in the definition of “Non-Control Acquisition”.

"Replacement Award" means an Award made to employees of companies or businesses acquired by the Company to replace incentive awards and opportunities held by such employees prior to such acquisition.

"Restricted Stock" means a grant of a stated number of shares of Common Stock to a Participant under the Plan that is forfeitable by the Participant until the completion of a specified period of future service, or until otherwise determined by the Committee or in accordance with the Plan.

"Restriction Period" means (i) with respect to any Performance Stock, the period beginning on the grant date of such Award and ending on the certification by the Committee that the performance objectives or objectives for the applicable Performance Period have been attained (in whole or in part) in accordance with Section 6.2(d), and (ii) with respect to any Restricted Stock, the Restriction Period specified in the Award Agreement evidencing such Award.

"Retained Award" has the meaning given in Section 6.4(a).

"Retained Retirement Award" has the meaning given in Section 6.4(b).

"Retirement" means, except as otherwise defined in an Award Agreement, a Participant's retirement from active employment with the Company and any Subsidiary at or after such Participant attains age 65, or after such Participant attains age 55 and has provided, at minimum, 10 years of service to the Company or any Subsidiary.

“Subject Person” has the meaning given in the definition of “Change of Control”.

"Subsidiary" means any corporation in which the Company owns, directly or indirectly, stock representing 50% or more of the combined voting power of all classes of stock entitled to vote, and any other business organization, regardless of form, in which the Company possesses, directly or indirectly, 50% or more of the total combined equity interests in such organization.

“Surviving Corporation” has the meaning given in the definition of “Change of Control”.

"Vesting Date" means (i) with respect to any Performance Stock or Restricted Stock, the expiration date of the applicable Restriction Period, and (ii) with respect to any Option, the date such Award first becomes exercisable in accordance with the Plan and the Award Agreement evidencing such Award.

“Voting Securities” means all the outstanding voting securities of the Company entitled to vote generally in the election of the Board.

2.2           Gender and Number.  Except when otherwise indicated by the context, words in the masculine gender used in the Plan shall include the feminine gender, the singular shall include the plural, and the plural shall include the singular.

ARTICLE III

POWERS OF THE COMMITTEE

3.1           Eligibility and Participation.  Participants in the Plan shall be those Employees designated by the Committee (or its delegate) to participate in the Plan.

3.2           Power to Grant and Establish Terms of Awards.  The Committee shall have the authority, subject to the terms of the Plan, to determine the Employees to whom Awards shall be granted, the type or types of Awards to be granted and the terms and conditions of any and all Awards including, but not limited to, the number of shares of Common Stock subject to an Award, the time or times at which Awards shall be granted, and the terms and conditions of applicable Award Agreements.  The Committee may establish different terms and conditions for different types of Awards, for different Participants receiving the same type of Award, and for the same Participant for each type of Award such Participant may receive, whether or not granted at the same or different times.

3.3           Administration.  The Committee shall be responsible for the administration of the Plan.  Any Awards granted by the Committee may be subject to such conditions, not inconsistent with the terms of the Plan, as the Committee shall determine.  The Committee shall have authority to prescribe, amend and rescind rules and regulations relating to the Plan, to provide for conditions deemed necessary or advisable to protect the interests of the Company, to interpret the Plan and to make all other determinations necessary or advisable for the administration and interpretation of the Plan and to carry out its provisions and purposes.  Any determination, interpretation or other action made or taken (including any failure to make any determination or interpretation, or take any other action) by the Committee pursuant to the provisions of the Plan, shall, to the greatest extent permitted by law, be within its sole and absolute discretion and shall be final, binding and conclusive for all purposes and upon all persons and shall be given deference in any proceeding with respect thereto.  The Committee may appoint accountants, actuaries, counsel, advisors and other persons that it deems necessary or desirable in connection with the administration of the Plan.  The Committee’s determinations under the Plan need not be uniform and may be made by the Committee selectively among persons who receive, or are eligible to receive, Awards under the Plan, whether or not such persons are similarly situated.  To the maximum extent permitted by law, no member of the Committee shall be liable for any action taken or decision made in good faith relating to the Plan or any Award hereunder.

3.4           Delegation by the Committee.  The Committee may delegate, subject to the provisions of this Plan, EMCORE Corporation’s Incentive Stock Option Grant Policy and such other policies as the Committee may adopt, to any officer or group of officers, or director or group of directors of the Company (including to a subcommittee of members of the Compensation Committee of the Board) or its affiliates any portion of its authority and powers under the Plan with respect to Participants who are not Executive Officers; provided, that any delegation to one or more officers of the Company shall be subject to  N.J.S.A. Section 14A:8-1(4) (or successor provision).  Only the Committee may select, grant, administer, or exercise any other discretionary authority under the Plan in respect of Awards granted to such Participants who are Executive Officers.  Notwithstanding the foregoing, (i) with respect to any Award intended to qualify as "performance-based" compensation under section 162(m) of the Code, the Committee shall consist solely of two or more "outside directors" within the meaning of the regulations promulgated under section 162(m) of the Code, and (ii) with respect to any award intended to qualify for the exemption contained in Rule 16b-3 promulgated under the Exchange Act, the Committee shall consist solely of two or more "non-employee directors" within the meaning of such Rule, or, in the alternative, of the entire Board.

3.5           Participants Based Outside the United States.  In order to conform with provisions of local laws and regulations in foreign countries in which the Company or its Subsidiaries operate, the Committee may (i) modify the terms and conditions of Awards granted to Participants employed outside the United States, (ii) establish subplans with modified exercise procedures and such other modifications as may be necessary or advisable under the circumstances presented by local laws and regulations, and (iii) take any action which it deems advisable to obtain, comply with or otherwise reflect any necessary governmental regulatory procedures, exemptions or approvals with respect to the Plan or any subplan established hereunder; provided, however, that the Committee may not make any sub-plan that (a) increases the limitations contained in Section 4.3, (b) increases the number of shares available under the Plan, as set forth in Section 4.1; or (c) causes the Plan to cease to satisfy any conditions under Rule 16b-3 under the Exchange Act or causes the grant of any performance Award to fail to qualify for an income tax deduction pursuant to section 162(m) of the Code.  Subject to the foregoing, the Committee may amend, modify, administer or terminate such sub-plans, and prescribe, amend and rescind rules and regulations relating to such sub-plans.

ARTICLE IV

STOCK SUBJECT TO PLAN

4.1           Number.  Subject to the provisions of this Article IV, the maximum number of shares of Common Stock available for Awards under the Plan shall not exceed 4,000,000 shares of Common Stock all of which may be the subject of ISOs granted under the Plan).  The shares of Common Stock to be delivered under the Plan may consist, in whole or in part, of Common Stock held in treasury or authorized but unissued shares of Common Stock, not reserved for any other purpose.

4.2           Canceled, Terminated, or Forfeited Awards, etc.  Shares subject to any Award granted under the Plan (other than Replacement Awards) that for any reason are canceled, terminated, forfeited, settled in cash or otherwise settled without the issuance of Common Stock after the effective date of the Plan shall be available for grant under the Plan.  Replacement Awards that for any reason are canceled, terminated, forfeited, settled in cash or otherwise settled without the issuance of Common Stock after the effective date of the Plan shall not be available for grant under the Plan.  Without limiting the generality of Section 4.1 hereof, (i) shares of Common Stock tendered by a Participant or withheld by the Company to pay the exercise price of any Options, or to satisfy any tax withholding obligations pursuant to Section 10.4, shall be available for grant under the Plan, and (ii) shares of Common Stock issued in connection with Awards that are assumed, converted or substituted pursuant to an Adjustment Event or Change in Control (i.e., Alternative Awards), or issued in connection with Replacement Awards, shall not be counted against the maximum limitation specified in Section 4.1.

4.3           Individual Award Limitations.  Subject to the provisions of Sections 4.2 and 4.4, the following individual Award limits shall apply:

(a)           During any 12-month period, no Participant shall receive Options covering more than 500,000 shares of Common Stock; and

(b)           During any 12-month period, no Participant shall receive any awards of Performance and/or Restricted Stock covering more than 200,000 shares of Common Stock.

4.4           Adjustment in Capitalization.  In the event of any Adjustment Event affecting the Common Stock, the Committee shall make an equitable and proportionate anti-dilution adjustment to offset any resultant change in the per-share price of the Common Stock and preserve the intrinsic value of Options and any other Awards granted under the Plan.  Such mandatory adjustment may include a change in any or all of (a) the number and kind of shares of Common Stock which thereafter may be awarded or optioned and sold under the Plan (including, but not limited to, adjusting any limits on the number and types of Awards that may be made under the Plan), (b) the number and kind of shares of Common Stock subject to outstanding Awards, and (c) the grant, exercise or conversion price with respect to any Award.  In addition, the Committee may make provisions for a cash payment to a Participant or a person who has an outstanding Award.  The number of shares of Common Stock subject to any Award shall be rounded to the nearest whole number.  Any such adjustment shall be consistent with sections 424, 409A and 162(m) of the Code to the extent the Awards subject to adjustment are subject to such sections of the Code.

4.5           Prohibition Against Repricing.  Except to the extent (i) approved in advance by a majority of the shares of the Company entitled to vote generally in the election of directors or (ii) as a result of any Adjustment Event, the Committee shall not have the power or authority to reduce, whether through amendment or otherwise, the exercise price of any outstanding Option or to grant any new Award, or make any cash payment, in substitution for or upon the cancellation of Options previously granted.

ARTICLE V

STOCK OPTIONS

5.1 Options.

(a)           Grant.  Options may be granted to Participants at such time or times as shall be determined by the Committee.  Options pursuant to this Plan may be of two types: (i) "incentive stock options" within the meaning of section 422 of the Code ("ISOs") and (ii) non-statutory stock options ("NSOs"), which are not ISOs.  The grant date of an Option under the Plan will be: (i) with respect to awards to new hires made in accordance with policies and guidelines, the date of commencement of employment (or such future date as the Committee may determine); and (ii) with respect to all other awards, the date on which the Option is approved by the Committee or such other future date as the Committee shall determine.  Each Option shall be evidenced by an Award Agreement that shall specify the type of Option granted, the exercise price, the duration of the Option, the number of shares of Common Stock to which the Option pertains, and such other conditions as the Committee shall determine, including customary representations, warranties and covenants with respect to securities law matters.  Each Option shall be an ISO unless otherwise designated by the Committee at the time of grant or in the Award Agreement evidencing such Option, or unless such Option does not otherwise meet the requirements of section 422 of the Code.

(b)           Exercise Price.  Each Option granted pursuant to the Plan shall have an exercise price per share of Common Stock determined by the Committee; provided, that except in the case of Replacement Awards, such per share exercise price may not be less than the Fair Market Value of one share of Common Stock on the Option grant date.

(c)           Exercisability.  Each Option awarded to a Participant under the Plan shall become exercisable based on the performance of a minimum period of service or the occurrence of any event or events, including a Change in Control, as the Committee shall determine, either at or after the grant date.  No Option shall be exercisable on or after the tenth anniversary of its grant date.  Except as otherwise provided in the Plan, the applicable Award Agreement or as determined by the Committee at or after the grant date, after becoming exercisable each installment of an Option shall remain exercisable until expiration, termination or cancellation of the Option and, until such time, may be exercised from time to time in whole or in part, up to the total number of shares of Common Stock with respect to which it is then exercisable.

(d)            Payment.  The Committee shall establish procedures governing the exercise of Options, which procedures shall generally require that written notice of exercise thereof be given and that the exercise price thereof and any applicable withholding tax obligations be paid in full at the time of exercise (i) in cash or cash equivalents, including by personal check, (ii) through delivery of shares of Common Stock (either in full or in part, and including actual delivery or delivery by attestation), including, but not limited to, the election by the Participant to reduce the number of shares of Common Stock that are subject to the portion of the Options being exercised having a Fair Market Value equal to such portion, or (iii) in accordance with such other procedures or in such other forms as the Committee shall from time to time determine, which may include a broker-assisted cashless exercise arrangement.

5.2 Termination of Employment.

(a)           Death or Disability.  Unless otherwise determined by the Committee at or after the grant date, if a Participant's employment terminates by reason of such Participant's death or Disability, any Options granted to such Participant, whether or not exercisable on or prior to the date of such termination, shall, subject to Section 8.1, be exercisable by the Participant (or the Participant's designated beneficiary, as applicable) at any time prior to the second anniversary of the Participant's termination of employment or the expiration of the term of the Options, whichever period is shorter, and thereafter any Options that have not been exercised shall be forfeited and canceled.

(b)           For Cause.  If a Participant's employment with the Company or any Subsidiary is terminated for Cause, all Options granted to such Participant which are then outstanding (whether or not exercisable on or prior to the date of such termination) shall be immediately forfeited and canceled.

(c)           Any Other Reason.  Unless otherwise determined by the Committee at or after the grant date, if a Participant's employment is terminated for any reason other than the ones described in Section 5.2(a) or (b) the Participant may exercise any Options that are exercisable on the date of such termination until the earlier of (i) the 90th day following the date of such termination or, if later, the 90th day following expiration of any blackout period in effect with respect to such Options, and (ii) the expiration of the term of such Options.  Any Options that are not exercisable upon termination of a Participant's employment shall be forfeited and canceled as of the date of such termination.

5.3           Committee Discretion.  Notwithstanding anything to the contrary contained in this Article V, the Committee may, at or after the date of grant, accelerate or waive any conditions to the exercisability of any Option granted under the Plan, and may permit all or any portion of any such Option to be exercised following a Participant's termination of employment for any reason on such terms and subject to such conditions as the Board shall determine for a period up to and including, but not beyond, the expiration of the term of such Options.

ARTICLE VI

PERFORMANCE STOCK

6.1           Grant.  Performance Stock may be granted to Participants at such time or times as shall be determined by the Committee.  The grant date of any Performance Stock under the Plan will be the date on which such Performance Stock are awarded by the Committee or on such other future date as the Committee shall determine.  Performance Stock shall be evidenced by an Award Agreement that shall specify the number of shares of Performance Stock to which such Award pertains, the Restriction Period, the Performance Period, and such other conditions as the Committee shall determine, including customary representations, warranties and covenants with respect to securities law matters.

6.2 Vesting.

(a)           In General.  Performance Stock granted to a Participant under the Plan shall be subject to a Restriction Period, which shall lapse upon the attainment of specified performance objectives or the occurrence of any event or events, including a Change in Control, as the Committee shall determine, either at or after the grant date.  The Committee shall establish the performance objectives upon which the Restriction Period shall lapse, which, in the case of any such Award intended to qualify as "performance-based" compensation under section 162(m) of the Code, shall be established no later than the 90th day after the applicable Performance Period begins (or such other date as may be required or permitted under section 162(m) of the Code).

(b)            Performance Objectives.  The performance objectives for any grant of Performance Stock intended to qualify as "performance-based" compensation under section 162(m) of the Code will be based upon the relative or comparative achievement of one or more of the following criteria, as determined by the Committee: net sales; revenue; revenue growth or product revenue growth; operating income (before or after taxes); pre- or after-tax income (before or after allocation of corporate overhead and bonus); net earnings; earnings per share; net income (before or after taxes); return on equity; total shareholder return; return on assets or net assets; appreciation in and/or maintenance of share price; market share; gross profits; earnings (including adjusted pre-tax earnings, earnings before taxes, earnings before interest and taxes or earnings before interest, taxes, depreciation and amortization); economic value-added models or equivalent metrics; comparisons with various stock market indices; reductions in costs; total net cash flow; cash flow or cash flow per share (before or after dividends); return on capital (including return on total capital or return on invested capital); cash flow return on investment; improvement in or attainment of expense levels or working capital levels; operating margins, gross margins or cash margin; year-end cash; debt reductions; shareholder equity; market share; regulatory achievements; and implementation, completion or attainment of measurable objectives with respect to customer satisfaction, research, development, products or projects and recruiting and maintaining personnel.  The performance objectives for any grant of Performance Stock not intended to qualify as "performance-based" compensation under section 162(m) of the Code will be based on the foregoing or such other criteria as may be determined by the Committee.

(c)            Special Rules Relating to Performance Objectives.  Performance objectives may be established on a Company-wide basis or with respect to one or more Company business units or divisions, or Subsidiaries; and either in absolute terms, relative to the performance of one or more similarly situated companies, or relative to the performance of an index covering a peer group of companies.  When establishing performance objectives for the applicable Performance Period, the Committee may exclude any or all "extraordinary items" as determined under U.S. generally acceptable accounting principles including, without limitation, the charges or costs associated with restructurings of the Company, discontinued operations, other unusual or non-recurring items, and the cumulative effects of accounting changes, and as identified in the Company's financial statements, notes to the Company's financial statements or management's discussion and analysis of financial condition and results of operations contained in the Company's most recent report filed with the U.S. Securities and Exchange Commission pursuant to the Exchange Act; provided, that the Committee shall have no discretion with respect to any Award intended to qualify as "performance-based" compensation under section 162(m) of the Code if the exercise of such discretion or the ability to exercise such discretion would cause such Award to fail to qualify as "performance-based" compensation under section 162(m) of the Code.

(d)            Certification of Attainment of Performance Objectives.  The Restriction Period with respect to any Performance Stock intended to qualify as "performance-based" compensation under section 162(m) of the Code shall lapse upon the written certification by the Committee that the performance objective or objectives for the applicable Performance Period have been attained.  The Committee may provide at the time of grant that if the performance objective or objectives are attained in part, the Restriction Period with respect to a specified portion (which may be zero) of the any Performance Stock will lapse and any remaining portion shall be cancelled; provided, that the Committee shall have no discretion to take such action with respect to any Award intended to qualify as "performance-based" compensation under section 162(m) of the Code if the exercise of such action or the ability to exercise such action would cause such Award to fail to qualify as "performance-based" compensation under section 162(m) of the Code.

(e)            Newly Eligible Participants.  Notwithstanding anything in this Article VI to the contrary, the Committee shall be entitled to make such rules, determinations and adjustments as it deems appropriate with respect to any Participant who becomes eligible to receive an Award of Performance Stock after the commencement of a Performance Period.

6.3 Additional Provisions Relating to Performance Stock.

(a)           Restrictions on Transferability.  Except as otherwise provided in Section 6.4(a), no Performance Stock may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the lapse of the Restriction Period.  Thereafter, Performance Stock may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated in compliance with all applicable securities laws, the Award Agreement and any other agreement to which the Performance Stock is subject.  The Committee shall require that any stock certificates evidencing any Performance Stock be held in the custody of the Secretary of the Company until the applicable Restriction Period lapses, and that, as a condition of any grant of Performance Stock, the Participant shall have delivered a stock power, endorsed in blank, relating to the shares of Common Stock covered by such Award.  Any attempt by a Participant, directly or indirectly, to offer, transfer, sell, pledge, hypothecate or otherwise dispose of any Performance Stock or any interest therein or any rights relating thereto without complying with the provisions of the Plan, including this Section 6.3, shall be void and of no effect.

(b)           Legend.  Each certificate evidencing shares of Common Stock subject to an Award of Performance Stock shall be registered in the name of the Participant holding such Performance Stock and shall bear the following (or similar) legend:

"THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND CONDITIONS (INCLUDING FORFEITURE) CONTAINED IN THE EMCORE CORPORATION 2010 EQUITY INCENTIVE PLAN AND THE RELATED AWARD AGREEMENT AND NEITHER THIS CERTIFICATE NOR THE SHARES REPRESENTED BY IT ARE ASSIGNABLE OR OTHERWISE TRANSFERABLE EXCEPT IN ACCORDANCE WITH SUCH PLAN, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY."

(c)           Rights as a Stockholder.  The Committee shall determine whether and to what extent dividends and distributions will be credited to the account of a Participant receiving an Award of Performance Stock.  Unless otherwise determined by the Committee at or after the grant date, (i) any cash dividends or distributions credited to the Participant's account shall be deemed to have been invested in additional Performance Stock on the payment date established for the related dividend or distribution in an amount per share of Performance Stock equal to the greatest whole number which may be obtained by dividing (A) the value of such dividend or distribution on the record date by (B) the Fair Market Value of one share of Common Stock on such date, and any such additional Performance Stock shall be subject to the same terms and conditions as are applicable in respect of the Performance Stock with respect to which such dividends or distributions were payable, and, (ii) if any such dividends or distributions are paid in shares of Common Stock or other securities, such shares and other securities shall be subject to the same Restriction Period and other restrictions as apply to the Performance Stock with respect to which they were paid.  A Participant holding outstanding Performance Stock shall be entitled to exercise full voting rights and other rights as a stockholder with respect to the shares of Common Stock underlying such Award during the period in which such shares remain subject to the Restriction Period.

6.4 Termination of Employment.

(a)           Death or Disability.  Unless otherwise determined by the Committee at or after the grant date, if a Participant's employment terminates by reason of such Participant's death or Disability, the Participant or, as the case may be, the Participant's estate, shall retain a portion of his or her Performance Stock equal to the number of shares or units underlying each Award multiplied by a fraction, the numerator of which is the number of days elapsed from the commencement of the applicable Performance Period through the date of termination, and the denominator of which is the number of days in such Performance Period (each a "Retained Award"), and the remainder of each Award shall be forfeited and canceled as of the date of such termination.  The Restriction Period on a Retained Award shall lapse upon completion of the applicable Performance Period to the extent that applicable performance objectives are attained.

(b)           Retirement.  Unless otherwise determined by the Committee at or after the grant date, if a Participant's employment terminates as a result of his or her Retirement, any Performance Stock for which the Performance Period has not then lapsed shall be forfeited and canceled as of the date of such termination of employment.

(c)           Any Other Reason.  Unless otherwise determined by the Committee at or after the grant date, if a Participant's employment is terminated for any reason other than one described in Sections 6.4(a) and (b), any then-outstanding Performance Stock granted to such Participant shall be immediately forfeited and canceled as of the date of such termination of employment.

ARTICLE VII

RESTRICTED STOCK

7.1           Grant.  Restricted Stock may be granted to Participants at such time or times as shall be determined by the Committee.  The grant date of any Restricted Stock under the Plan will be the date on which such Restricted Stock are awarded by the Committee or on such other future date as the Committee shall determine.  Restricted Stock shall be evidenced by an Award Agreement that shall specify the number of shares of Common Stock to which the Restricted Stock, the Restriction Period, and such terms and conditions as the Committee shall determine, including customary representations, warranties and covenants with respect to securities law matters.

7.2           Vesting.  Restricted Stock granted to a Participant under the Plan shall be subject to a Restriction Period, which shall lapse upon the performance of a minimum period of service, or the occurrence of any event or events, including a Change in Control, as the Committee shall determine, either at or after the grant date.  The Restriction Period on any Restricted Stock shall not fully lapse prior to a Participant's completion of three years of service to the Company or any Subsidiary from the date of the Award grant; provided, that the Committee may provide for a Restriction Period to lapse in pro rata or graded installments over such three-year period; provided further, that the Committee may grant Awards for Restricted Stock for an aggregate number of shares of Common Stock not to exceed 200,000 shares of Common Stock that have a Restriction Period which lapses in full prior to a Participant's completion of three years of service to the Company or any Subsidiary from the date of the Award grant (provided, that, shares subject to any Restricted Stock Award that are forfeited and subsequently made available for grant under the Plan in accordance with the first sentence of Section 4.2 shall not count toward the preceding limitation following their forfeiture); and provided further, that the minimum Restriction Period for any such Award granted to a newly eligible individual or a Replacement Award shall instead be one year, and the minimum Restriction Period for any such Award to a non-employee director of the Company or its Subsidiaries shall be as determined by the Committee.

7.3 Additional Provisions Relating to Restricted Stock.

(a)           Restrictions on Transferability.  Unless otherwise determined by the Committee, no Restricted Stock may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the lapse of the Restriction Period.  Thereafter, Restricted Stock may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated in compliance with all applicable securities laws, the Award Agreement, and any other agreement to which the Restricted Stock is subject.  The Committee shall require that any stock certificates evidencing any Restricted Stock be held in the custody of the Secretary of the Company until the applicable Restriction Period lapses, and that, as a condition of any grant of Restricted Stock, the Participant shall have delivered a stock power, endorsed in blank, relating to the share covered by such Award.  Any attempt by a Participant, directly or indirectly, to offer, transfer, sell, pledge, hypothecate or otherwise dispose of any Restricted Stock or any interest therein or any rights relating thereto without complying with the provisions of the Plan, including this Section 7.3, shall be void and of no effect.

(b)            Legend.  Each certificate evidencing shares of Common Stock subject to an Award of Restricted Stock shall be registered in the name of the Participant holding such Restricted Stock and shall bear the legend (or similar legend) as specified in Section 6.3(b).

(c)            Rights as a Stockholder.  Unless otherwise determined by the Committee at or after the grant date, a Participant holding outstanding Restricted Stock shall be entitled to (i) receive all dividends and distributions paid in respect of shares of Common Stock underlying such Award; provided, that, if any such dividends or distributions are paid in shares of Common Stock or other securities, such shares and other securities shall be subject to the same Restriction Period and other restrictions as apply to the Restricted Stock with respect to which they were paid, and (ii) exercise full voting rights and other rights as a stockholder with respect to the shares of Common Stock underlying such Award during the period in which such shares remain subject to the Restriction Period.

7.4 Termination of Employment.

(a)           Death or Disability.  Unless otherwise determined by the Committee at or after the grant date, if a Participant's employment terminates by reason of such Participant's death or Disability, the Participant or, as the case may be, the Participant's estate, shall retain a portion of his or her Restricted Stock equal to the number of shares or units underlying each Award multiplied by a fraction, the numerator of which is the number of days elapsed from the commencement of the applicable Restriction Period through the date of termination, and the denominator of which is the number of days in such Restriction Period (each a "Retained Restricted Award"), and the remainder of each Award shall be forfeited and canceled as of the date of such termination.  The Restriction Period on a Retained Restricted Award shall lapse upon the Participant’s termination of employment.  Settlement of a Retained Restricted Award shall be made at the time and in the manner provided in Section 7.3 except that no additional deferrals shall be permitted.

(b)           Any Other Reason.  Unless otherwise determined by the Committee at or after the grant date, if a Participant's employment is terminated for any reason during the Restriction Period other than as described in Section 7.4(a), any Restricted Stock granted to such Participant for which the Restriction Period has not then expired shall be forfeited and canceled as of the date of such termination.

ARTICLE VIII

CHANGE IN CONTROL

8.1 Accelerated Vesting and Payment.

(a)           In General.  Unless the Committee otherwise determines in the manner set forth in Section 8.2, upon the occurrence of a Change in Control, (i) all Options shall become immediately exercisable, and (ii) the Restriction Period on all Restricted Stock shall lapse immediately prior to such Change in Control; provided, that, at the discretion of the Committee (as constituted immediately prior to the Change in Control), each such Option may be canceled in exchange for an amount equal to the product of (A)(the excess, if any, of the Change in Control Price over the exercise price for such Award, times (B) the aggregate number of shares of Common Stock covered by such Award; provided, further, that where the Change in Control does not constitute a “change in control event” as defined under section 409A of the Code, the shares to be issued, or the amount to be paid, for each Award that constitutes deferred compensation subject to section 409A of the Code shall be paid at the time or schedule applicable to such Awards (assuming for these payment purposes (but not the lapsing of the Restriction Period) that no such Change in Control had occurred).  Notwithstanding the foregoing, the Committee may, in its discretion, instead terminate any outstanding Options if either (x) the Company provides holders of such Options with reasonable advance notice to exercise their outstanding and unexercised Options or (y) the Committee reasonably determines that the Change in Control Price is equal to or less than the exercise price for such Options.

(b)           Performance Stock.  Performance Stock that are outstanding in the event of a Change in Control shall be treated as provided in the individual Award Agreement governing such Performance Stock.

(c)           Timing of Payments.  Payment of any amounts calculated in accordance with Section 8.1(a) shall be made in cash or, if determined by the Committee (as constituted immediately prior to the Change in Control), in shares of the common stock of the New Employer having an aggregate fair market value equal to such amount and shall be payable in full, as soon as reasonably practicable, but in no event later than 30 days, following the Change in Control (subject to the payment timing restrictions contained in the second proviso of the first sentence of Section 8.1(a)).  For purposes hereof, the fair market value of one share of common stock of the New Employer shall be determined by the Committee (as constituted immediately prior to the consummation of the transaction constituting the Change in Control), in good faith.

8.2           Alternative Awards.  Notwithstanding Section 8.1, no cancellation, termination, acceleration of exercisability or vesting, lapse of any Restriction Period or settlement or other payment shall occur with respect to any outstanding Award (other than an award of Performance Stock except as provided therein), if the Committee (as constituted immediately prior to the consummation of the transaction constituting the Change in Control) reasonably determines, in good faith, prior to the Change in Control that such outstanding Awards shall be honored or assumed, or new rights substituted therefor (such honored, assumed or substituted Award being hereinafter referred to as an "Alternative Award") by the New Employer, provided, that any Alternative Award must:

(i)            be based on shares of Common Stock that are traded on an established U.S. securities market or another public market determined by the Committee prior to the Change in Control;

(i)         provide the Participant (or each Participant in a class of Participants) with rights and entitlements substantially equivalent to or better than the rights, terms and conditions applicable under such Award, including, but not limited to, an identical or better exercise or vesting schedule and identical or better timing and methods of payment (including liquidity rights with respect to shares of Common Stock received in settlement of such Award);

(ii)         have substantially equivalent economic value to such Award (determined at the time of the Change in Control);

(iii)         have terms and conditions which provide that in the event that the Participant suffers an involuntary termination without Cause within two years following the Change in Control, any conditions on the Participant's rights under, or any restrictions on transfer or exercisability applicable to, each such Award held by such Participant shall be waived or shall lapse, as the case may be; and

(v)           not result in adverse tax consequences to the Participant under section 409A of the Code.

ARTICLE IX

EFFECTIVE DATE, AMENDMENT, MODIFICATION AND TERMINATION OF PLAN

The Plan was adopted by the Board on April 7, 2010, and is subject to shareholder approval at the 2010 shareholder meeting.  The Plan shall continue in effect, unless sooner terminated pursuant to this Article X, until the tenth anniversary of the date on which it is adopted by the Board (or if applicable, the I0 year anniversary of the date of the latest shareholder approval of the Plan).  The Board or the Committee may at any time terminate or suspend the Plan, and from time to time may amend or modify the Plan; provided, that without the approval by a majority of the votes cast at a meeting of shareholders at which a quorum representing a majority of the shares of the Company entitled to vote generally in the election of directors is present in person or by proxy, no amendment or modification to the Plan may (i) materially increase the benefits accruing to participants under the Plan, (ii) except as otherwise expressly provided in Section 4.4, materially increase the number of shares of Common Stock subject to the Plan or the individual Award limitations specified in Section 4.3, (iii) modify the restrictions provided in Section 4.5 or (iv) materially modify the requirements for participation in the Plan.  No amendment, modification, or termination of the Plan shall in any manner adversely affect any Award theretofore granted under the Plan, without the consent of the Participant.  Notwithstanding the foregoing, the Board or Committee may take such actions as it deems appropriate to ensure that the Plan and any Awards may comply with any tax, securities or other applicable law.  Nothing herein shall restrict the Committee’s ability to exercise its discretionary authority as provided in the Plan.  Subject to other applicable provisions of the Plan, all Awards made under the Plan prior to such termination of the Plan shall remain in effect until such Awards have been satisfied or terminated in accordance with the Plan and the terms of such Awards.  Except as otherwise determined by the Board, termination of the Plan shall not affect the Committee’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.  Following a Change in Control, no action shall be taken under the Plan that will cause any Award that has previously been determined to be (or is determined to be) subject to section 409A of the Code to fail to comply in any respect with section 409A of the Code without the written consent of the Participant.

ARTICLE X

MISCELLANEOUS PROVISIONS

10.1           Nontransferability of Awards.  No Award shall be assignable or transferable except by will or the laws of descent and distribution; provided, that the Committee or the Board may, except as otherwise provided in the Plan, permit (on such terms and conditions as it shall establish) in its sole discretion a Participant to transfer an Award for no consideration to (i) the Participant's child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the Participant's household (other than a tenant or employee), a trust in which these persons have more than fifty percent of the beneficial interest, a foundation in which these persons (or the Participant) control the management of assets, and any other entity in which these persons (or the Participant) own more than fifty percent of the voting interests, or to organizations qualifying as charitable organizations within the meaning of section 501(c)(3) of the Code or (ii) any other person or entity (each of (i) and (ii), upon such permitted transfer, a "Permitted Transferee").  Except to the extent required by law, no Award shall be subject to any lien, obligation or liability of the Participant.  All rights with respect to Awards granted to a Participant under the Plan shall be exercisable during the Participant's lifetime only by such Participant or, if applicable, his or her Permitted Transferee(s).  The rights of a Permitted Transferee shall be limited to the rights conveyed to such Permitted Transferee, who shall be subject to and bound by the terms of the agreement or agreements between the Participant and the Company.

10.2           Beneficiary Designation.  Each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid or by whom any right under the Plan is to be exercised in case of his or her death.  Each designation will revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee, and will be effective only when filed by the Participant in writing with the Committee during his or her lifetime.  In the absence of any such designation, benefits remaining unpaid at the Participant's death shall be paid to or exercised by the Participant's surviving spouse, if any, or otherwise to or by his or her estate.

10.3           No Guarantee of Employment or Participation.  Nothing in the Plan or any Award Agreement shall interfere with or limit in any way the right of the Company or any Subsidiary to terminate any Participant's employment at any time, nor to confer upon any Participant any right to continue in the employ of the Company or any Subsidiary (regardless of whether such termination results in (1) the failure of any Award to vest; (2) the forfeiture of any unvested or vested portion of any Award; and/or (3) any other adverse effect on the individual’s interests under the Plan).  No Employee shall have a right to be selected as a Participant, or, having been so selected, to receive any future Awards.

10.4           Tax Withholding.  The Company shall have the right and power to deduct from all amounts paid to a Participant in cash or shares (whether under this Plan or otherwise) or to require a Participant to remit to the Company promptly upon notification of the amount due, an amount (which may include shares of Common Stock) to satisfy the minimum federal, state or local or foreign taxes or other obligations required by law to be withheld with respect thereto with respect to any Award under this Plan.  In the case of any Award satisfied in the form of shares of Common Stock, no shares of Common Stock shall be issued unless and until arrangements satisfactory to the Committee shall have been made to satisfy the statutory minimum withholding tax obligations applicable with respect to such Award.  The Company may defer payments of cash or issuance or delivery of Common Stock until such requirements are satisfied.  Without limiting the generality of the foregoing, the Company shall have the right to retain, or the Committee may, subject to such terms and conditions as it may establish from time to time, permit Participants to elect to tender, shares of Common Stock (including shares of Common Stock issuable in respect of an Award) to satisfy, in whole or in part, the amount required to be withheld (provided that such amount shall not be in excess of the minimum amount required to satisfy the statutory withholding tax obligations).

10.5           Compliance with Legal and Exchange Requirements.  The Plan, the granting and exercising of Awards thereunder, and any obligations of the Company under the Plan, shall be subject to all applicable federal and state laws, rules, and regulations, and to such approvals by any regulatory or governmental agency as may be required, and to any rules or regulations of any exchange on which the Common Stock is listed.  The Company, in its discretion, may postpone the granting, exercising and settlement of Awards, the issuance or delivery of shares of Common Stock under any Award or any other action permitted under the Plan to permit the Company, with reasonable diligence, to complete such stock exchange listing or registration or qualification of such Shares or other required action under any federal or state law, rule or regulation and may require any Participant to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of shares of Common Stock in compliance with applicable laws, rules and regulations.  The Company shall not be obligated by virtue of any provision of the Plan to recognize the exercise or settlement of any Award or to otherwise sell or issue shares of Common Stock in violation of any such laws, rules or regulations, and any postponement of the exercise or settlement of any Award under this provision shall not extend the term of such Awards.  Neither the Company nor its directors or officers shall have any obligation or liability to a Participant with respect to any Award (or shares of Common Stock issuable thereunder) that shall lapse because of such postponement.

10.6           Indemnification.  To the maximum extent provided by law and by the Company’s Certificate of Incorporation and/or By-Laws, each person who is or shall have been a member of the Committee or of the Board shall be indemnified and held harmless by the Company against and from any loss, cost, liability or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit or proceeding to which he or she may be made a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company's approval, or paid by him or her in satisfaction of any judgment in any such action, suit or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf.  The foregoing right of indemnification shall not be exclusive and shall be independent of any other rights of indemnification to which such persons may be entitled under the Company's Certificate of Incorporation or By-laws, by contract, as a matter of law, or otherwise.

10.7          No Limitation on Compensation.  Nothing in the Plan shall be construed to limit the right of the Company to establish other plans or to pay compensation to its employees, in cash or property, in a manner which is not expressly authorized under the Plan.

10.8           Deferrals.  The Committee may postpone the exercising of Awards, the issuance or delivery of Common Stock under any Award or any action permitted under the Plan to prevent the Company or any Subsidiary from being denied a Federal income tax deduction with respect to any Award other than an ISO or to the extent required or permitted by applicable law.

10.9           409A Compliance.  The Plan is intended to be administered in a manner consistent with the requirements, where applicable, of section 409A of the Code.  Where reasonably possible and practicable, the Plan shall be administered in a manner to avoid the imposition on Participants of immediate tax recognition and additional taxes pursuant to such section 409A.  Notwithstanding the foregoing, neither the Company nor the Committee shall have any liability to any person in the event such section 409A applies to any such Award in a manner that results in adverse tax consequences for the Participant or any of his beneficiaries or transferees.

Solely for purposes of determining the time and form of payments due under any Award that is considered nonqualified deferred compensation under section 409A of the Code and that is not otherwise exempt from section 409A of the Code, a Participant shall not be deemed to have incurred a termination of employment unless and until he shall incur a “separation from service” within the meaning of section 409A of the Code.  Notwithstanding any other provision in this Plan, if as of Participant’s separation from service, the Participant is a “specified employee” as determined by the Company, then to the extent any amount payable under any Award that is considered nonqualified deferred compensation under section 409A of the Code and that is not otherwise exempt from section 409A of the Code, for which payment is triggered by Participant’s separation from service (other than on account of death), and that under the terms of the Award would be payable prior to the six-month anniversary of the Participant’s separation from service, such payment shall be delayed until the earlier to occur of (a) the six-month anniversary of such separation from service or (b) the date of the Participant’s death.

10.10           Governing Law.  The Plan shall be construed in accordance with and governed by the laws of the State of New Jersey without reference to principles of conflict of laws which would require application of the law of another jurisdiction, except to the extent that the corporate law of the State of New Jersey specifically and mandatorily applies.

10.11           Severability; Blue Pencil.  In the event that any one or more of the provisions of this Plan shall be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.  If, in the opinion of any court of competent jurisdiction such covenants are not reasonable in any respect, such court shall have the right, power and authority to excise or modify such provision or provisions of these covenants as to the court shall appear not reasonable and to enforce the remainder of these covenants as so amended.

10.12           No Impact On Benefits.  Except as may otherwise be specifically stated under any employee benefit plan, policy or program, no amount payable in respect of any Award shall be treated as compensation for purposes of calculating a Participant's right under any such plan, policy or program.  No amount payable in respect of any Award pursuant to an Award shall be deemed part of a Participant's regular, recurring compensation for purposes of any termination, indemnity or severance pay laws.

10.13           No Constraint on Corporate Action.  Nothing in this Plan shall be construed (i) to limit, impair or otherwise affect the Company's right or power to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell, or transfer all or any part of its business or assets or (ii) to limit the right or power of the Company, or any Subsidiary to take any action which such entity deems to be necessary or appropriate.

10.14           Headings and Captions.  The headings and captions herein are provided for reference and convenience only, shall not be considered part of this Plan, and shall not be employed in the construction of this Plan.

10.15           No Trust or Fund Created.  Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and a grantee or any other person.  To the extent that any grantee or other person acquires a right to receive payments from the Company pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company.

10.16           Fractional Shares.  No fractional shares of Common Stock shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities or other property shall be paid or transferred in lieu of any fractional shares, or whether such fractional shares or any rights thereto shall be canceled, terminated or otherwise eliminated.

10.17           Code Section 83(b) Elections.  The Company, its Affiliates and the Committee have no responsibility for any Participant's election, attempt to elect or failure to elect to include the value of a Restricted Stock Award or other Award subject to section 83 of the Code in the participant's gross income for the year of payment pursuant to section 83(b) of the Code. Any participant who makes an election pursuant to section 83(b) of the Code will promptly provide the Committee with a copy of the election form.

10.18           No Obligation to Exercise Awards; No Right to Notice of Expiration Date.  The grant of an Award of an Option will impose no obligation upon the Participant to exercise the Award. The Company, its Affiliates and the Committee have no obligation to inform a Participant of the date on which any Award lapses except in the Award Agreement.

10.19           Right to Offset.  Notwithstanding any provisions of the Plan to the contrary, and to the extent permitted by applicable law (including section 409A of the Code), the Company may offset any amounts to be paid to a Participant (or, in the event of the Participant’s death, to his beneficiary or estate) under the Plan against any amounts that such Participant may owe to the Company or its Affiliates.

10.20           Furnishing Information.  A Participant will cooperate with the Committee by furnishing any and all information requested by the Committee and take such other actions as may be requested in order to facilitate the administration of the Plan and the payments of benefits hereunder, including but not limited to taking such physical examinations as the Committee may deem necessary when eligibility or entitlement to any compensation or benefit based on Disability is at issue.

EMCORE CORPORATION ATTN: KEITH KOSCO 10420 RESEARCH ROAD, SE ALBUQUERQUE, NM 87123	VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

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VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
	M23735-Z52691	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS  PROXY  CARD  IS  VALID  ONLY  WHEN  SIGNED  AND  DATED.

EMCORE CORPORATION		For	Withhold	For All	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
		All	All	Except
The Board of Directors recommends that you vote FOR the following:
		0	0	0
1.	Election of Directors

Nominees:
01) Charles T. Scott
02) Hong Q. Hou, Ph.D.
03) Sherman McCorkle

The Board of Directors recommends you vote FOR the following proposals:		For	Against	Abstain

2.	Ratification of the selection of KPMG LLP as EMCORE’s independent registered public accounting firm for the fiscal year ending September 30, 2010.	0	0	0

3.	To approve EMCORE’s 2010 Equity Incentive Plan.	0	0	0

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

M23736-Z52691

EMCORE CORPORATION
10420 Research Road, SE
Albuquerque, New Mexico 87123

THIS PROXY  IS SOLICITED  ON BEHALF OF THE BOARD  OF DIRECTORS

The undersigned  hereby appoints  Reuben F. Richards, Jr., Hong Q. Hou and John M. Markovich, and each of them, as proxies for the undersigned,  each with full power of substitution,  for and in the name of the undersigned  to act for the undersigned  and to vote, as designated  on the reverse side of this proxy card, all of the shares of stock of the Company that the undersigned  is entitled to vote at the 2010 Annual Meeting of Shareholders of the Company, to be held at 10:00 a.m. local time on Friday, May 21, 2010, at the Albuquerque  Marriott Hotel, 2101 Louisiana Blvd. NE,  Albuquerque,  New Mexico 87110, or at any adjournments or postponements thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER.   IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF THE DIRECTOR NOMINEES LISTED IN PROPOSAL (1), "FOR" THE RATIFICATION OF THE AUDITORS IN PROPOSAL (2), AND "FOR" AN APPROVAL OF EMCORE'S 2010 EQUITY INCENTIVE PLAN IN ACCORDANCE WITH PROPOSAL (3).

Continued and to be signed on reverse side